UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
SCHEDULE 14A	Estimated average burden hours per response... 14

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

TurboChef Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

SEC 1913 (04-05) Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

TURBOCHEF TECHNOLOGIES, INC.
SIX CONCOURSE PARKWAY
SUITE 1900
ATLANTA, GEORGIA 30328

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TurboChef Technologies, Inc. to be held on Friday, July 18, 2008, at 1:00 p.m., local time, at Five Concourse Parkway, Suite 114, Atlanta, GA 30328.

At this meeting, you will be asked to consider and approve the election of all seven members of the Board of Directors and approve an amendment to the Company’s 2003 Stock Incentive Plan to increase the number of shares under that plan. The ratification of Ernst & Young LLP as our independent registered public accounting firm for 2008 will also be an item of business. The attached Notice of Annual Meeting and Proxy Statement explain the proposals and provide more detailed information concerning the Annual Meeting.

Stockholders eligible to vote at this meeting may vote their shares by mailing in their proxies in the manner set forth on the enclosed proxy card. Please mark your votes on the enclosed proxy card, sign and date it, and mail it using the enclosed envelope as soon as possible.

If your shares are held in a stock brokerage account or by a bank or other broker nominee, then you are not the record holder of your shares, and while you are welcome to attend the Annual Meeting you would not be permitted to vote unless you obtained a signed proxy from your broker nominee (who is the holder of record). However, your broker nominee has enclosed a voting instruction card for you to use to indicate your voting preference, which may provide that you can deliver your instructions by telephone or over the Internet. Please complete the voting instruction card and return it to your broker nominee as soon as possible.

We look forward to seeing you at our Annual Meeting.

Sincerely,

Richard E. Perlman	James K. Price
Chairman of the Board	President and Chief Executive Officer

June 11, 2008

TURBOCHEF TECHNOLOGIES, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING

To the Stockholders of TurboChef Technologies, Inc.:

TurboChef Technologies, Inc. (the “Company” or “TurboChef”) will hold its Annual Meeting of Stockholders on Friday, July 18, 2008 at 1:00 p.m., local time, at Five Concourse Parkway, Suite 114, Atlanta, Georgia 30328. At the meeting, we will ask the stockholders to consider the following items of business:

1.	Election of seven directors for a term of one year;

2.
Approval of an amendment to the Company’s 2003 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for awards under the Plan by an additional 1,666,667 shares;

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2008; and

4.	Such other matters as may properly come before the meeting or any adjournments or postponements thereof.

We more fully describe these items in our proxy statement attached to this notice. You are entitled to vote at the Annual Meeting (or any adjournment thereof) if you were a stockholder of record at the close of business on June 2, 2008. Your vote is important, but you can only vote by returning a signed proxy card to us or otherwise arranging to have your shares represented at the meeting. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder at the meeting.

By Order of the Board of Directors,

Richard E. Perlman	James K. Price
Chairman of the Board	President and Chief Executive Officer

Atlanta, Georgia
June 11, 2008

IT IS IMPORTANT THAT YOU RETURN THE PROXY OR VOTING INSTRUCTION CARD PROMPTLY. IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR SHARES BY MAIL, OR AS OTHERWISE PERMITTED ON THE ENCLOSED PROXY CARD OR VOTING CARD, SO THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE VOTE IS TAKEN AT THE MEETING.

TURBOCHEF TECHNOLOGIES, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

TABLE OF CONTENTS

PAGE
PROPOSAL ONE — ELECTION OF DIRECTORS	3
• Nominees	3

GENERAL INFORMATION	5
• Board of Directors	5
• Director Nominations	7
• Director Compensation	8
• Executive Officers	9
• Section 16(a) Beneficial Ownership Reporting Compliance	9
• Related Party Transactions	10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11

EXECUTIVE COMPENSATION	13
• Compensation Discussion and Analysis	13
• Summary Compensation Table	18
• Potential Payments Upon Termination or Change-in-Control	22
• Compensation Committee Interlocks and Insider Participation	23
• Compensation Committee Report	23

EQUITY COMPENSATION PLAN INFORMATION	24

PROPOSAL TWO — AMENDMENT OF THE COMPANY’S 2003 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARDS BY AN ADDITIONAL 1,666,667 SHARES	24
• Description of the Plan	24
• Federal Income Tax Consequences	26
• Plan Awards	28
• Vote Required	28
• Recommendation of the Board of Directors	28

PROPOSAL THREE — SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008	29
• Report of the Audit Committee	29
• Independent Accountant Fees	30

OTHER MATTERS	30
PROXIES	31
COMMUNICATING WITH THE BOARD OF DIRECTORS	31
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING	31
WHERE YOU CAN FIND MORE INFORMATION	31

TURBOCHEF TECHNOLOGIES, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

TurboChef is delivering this Proxy Statement in connection with a solicitation of proxies to be voted at the Company’s 2008 Annual Meeting of Stockholders. We will first mail this Proxy Statement and the accompanying form of proxy card on or about June 11, 2008, to stockholders eligible to vote at the Annual Meeting. Stockholders of record as of the close of business on the record date of June 2, 2008, will be entitled to vote at the meeting. As of June 2, 2008, we had 30,390,471 shares of common stock outstanding and entitled to vote. A majority of the shares of outstanding common stock represented at the meeting is required to constitute a quorum for the conduct of business at the Annual Meeting. Each share of common stock of the Company entitles the holder to one vote. We have no other class of stock outstanding with rights to vote at this meeting. Abstentions and “broker non-votes” will be included in determining whether a quorum is present. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to certain non-routine matters.

The Company is including with this Proxy Statement a copy of its 2007 Annual Report to Stockholders, which includes TurboChef’s Annual Report on Form 10-K, including financial statements and schedules, filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2007. Additional copies of the 2007 Annual Report to Stockholders are available upon request of stockholders of record or persons who can represent that they were beneficial owners of our common stock on the record date. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company’s expenses in furnishing such exhibit(s). Any request for a copy of the 2007 Annual Report to Stockholders or exhibits to the Form 10-K should be in writing addressed to Corporate Secretary, TurboChef Technologies, Inc., Six Concourse Parkway, Suite 1900, Atlanta, Georgia 30328. We also make our Annual Report available on our website at www.turbochef.com.

PROPOSAL ONE — ELECTION OF DIRECTORS

Nominees

The number of members of the Company’s Board of Directors is set by the Board from time to time, and it presently is fixed at seven members. The current term of our directors expires at the Annual Meeting of Stockholders in 2008. Nominees for seven directors are proposed for election.

The Board has nominated and unanimously recommends the election of the following persons to be directors of the Company. The directors elected this year will have a term that expires at the Annual Meeting of Stockholders in 2009. Under the Company’s by-laws, directors are elected by a plurality of the votes cast. Below is information about each of the nominees for election at this meeting. The nominees have indicated they will serve if elected, but if one or more of the nominees becomes unavailable to accept their nomination or election as a director, then the persons named as proxies on the enclosed proxy card will vote your shares for the election of a replacement nominee of the Board of Directors, if the Board should recommend one.

Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of the nominees for director specified herein, and, in the discretion of the persons appointed as proxies, on any other matter that may properly come before the Annual Meeting or any postponement or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

Richard E. Perlman

Richard E. Perlman, age 61, has been Chairman of the Board since October 2003. He was formerly chairman of PracticeWorks, Inc. from March 2001 until its acquisition by The Eastman Kodak Company in October 2003. Mr. Perlman served as chairman and treasurer of AMICAS, Inc. (formerly VitalWorks Inc.) from January 1998 and as a director from March 1997 to March 2001, when he resigned from all positions with that company upon completion of the spin-off of PracticeWorks, Inc. from VitalWorks. From December 1997 until October 1998, Mr. Perlman also served as VitalWorks’ chief financial officer. Mr. Perlman is the founder of Compass Partners,

L.L.C., a merchant banking and financial advisory firm specializing in corporate restructuring and middle market companies, and has served as its president since its inception in May 1995. From 1991 to 1995, Mr. Perlman was executive vice president of Matthew Stuart & Co., Inc., an investment banking firm. Mr. Perlman is a director of Alloy, Inc., a media and marketing services company. Mr. Perlman received a B.S. in Economics from the Wharton School of the University of Pennsylvania and a Masters in Business Administration from the Columbia University Graduate School of Business.

James K. Price

James K. Price, age 50, has been our President and Chief Executive Officer and a director since October 2003. From March 2001 until its acquisition by The Eastman Kodak Company in October 2003, Mr. Price was the president and chief executive officer and a director of PracticeWorks, Inc. Mr. Price was a founder of VitalWorks Inc. and served as its executive vice president and secretary from its inception in November 1996 to March 2001, when he resigned from all positions with VitalWorks upon completion of the spin-off of PracticeWorks from VitalWorks. Mr. Price served as an executive officer of American Medcare from 1993 and co-founded and served as an executive officer of International Computer Solutions from 1985, in each instance until American Medcare and International Computer Solutions merged into VitalWorks in July 1997. Mr. Price holds a B.A. in Marketing from the University of Georgia.

James W. DeYoung

James W. DeYoung, age 64, became a director of TurboChef in December 2003. Mr. DeYoung is the founder and President of Winston Partners Incorporated, which provides strategic corporate advisory, corporate disclosure and investor relations services to select private and publicly-owned companies. Mr. DeYoung also is a general partner of Resource Ventures L.P., a private equity/venture fund, and a Managing Member of D-W Investments, LLC, a closely held investment company. Prior to forming Winston Partners in 1984, Mr. DeYoung spent 14 years with Baxter International, Inc., serving in a senior capacity in marketing, investor relations, public relations and corporate financial management functions. Mr. DeYoung is currently a director of several private companies and is involved with numerous not-for-profit organizations in the Chicago, Illinois area, including as a trustee of Rush University Medical Center and Rush North Shore Medical Center. Mr. DeYoung is also vice chairman and a director of the Chicago Horticultural Society. Mr. DeYoung received a B.A. degree from Washington and Lee University and a J.D. degree from Northwestern University School of Law.

Sir Anthony Jolliffe

Sir Anthony Jolliffe, age 69, became a director of TurboChef in December 2003. He was previously a director from November 1998 until 2001. Sir Anthony Jolliffe is a citizen of the United Kingdom and an independent international business consultant. Until his retirement from the accounting profession in 1982, Sir Anthony Jolliffe was a Chartered Accountant in the United Kingdom for 18 years, during which time he grew his accounting firm into a multi-national operation with offices in 44 countries with over 200 partners. His firm eventually merged with Coopers & Lybrand and Grant Thornton. He remained with Grant Thornton for two years until he retired. Since that time, Sir Anthony has built a number of businesses, two of which have been listed on the London Stock Exchange. He is currently involved in several business projects in China, the Middle East, the United States and the United Kingdom. Sir Anthony has held, and currently holds, numerous positions with governmental and charitable entities in the United Kingdom and China, including being the former Lord Mayor of London and the chairman of the Special Advisory Board to the Governor of Yunnan Province in China and advisor to the Governor of Shandong Province in China.

J. Thomas Presby

J. Thomas Presby, age 68, became a director of TurboChef in December 2003. In June 2002, he retired as a partner with Deloitte Touche Tohmatsu, an international accounting and consulting firm, and currently serves professionally as a director of public companies. Over a period of 30 years, Mr. Presby held many positions with Deloitte in the United States and abroad, including deputy chairman and chief operating officer from 1995 until his retirement. Mr. Presby also served as the chief executive officer of Deloitte & Touche in Europe and Central Europe between 1990 and 1995. During the 1980s, Mr. Presby launched and served as the managing partner of the Financial Services Center, an industry-focused practice unit of the firm. Mr. Presby currently serves also as a director of Tiffany & Co., AMVESCAP PLC, American Eagle Outfitters Inc., First Solar, Inc. and World Fuel Services Corporation. Mr. Presby received a B.S. in Electrical Engineering from Rutgers University, and an M.S. in Industrial Administration from the Carnegie Mellon University Graduate School of Business. He is a Certified Public Accountant in New York and Ohio.

William A. Shutzer

William A. Shutzer, age 61, has been a director of TurboChef since October 2003. Mr. Shutzer is a senior managing director of Evercore Partners, a financial advisory and private equity firm. Mr. Shutzer was a managing director of Lehman Brothers, Inc. from October 2000 to November 2003 and a partner in Thomas Weisel Partners, LLC, an investment banking firm, from September 1999 to October 2000. From March 1994 until October 1996, Mr. Shutzer was executive vice president of Furman Selz, Inc. and thereafter until the end of December 1997, he was its president. From January 1998 until September 1999, he was chairman of ING Barings LLC’s Investment Banking Group. From September 1978 until February 1994, Mr. Shutzer was a managing director of Lehman Brothers and its predecessors. From March 2001 to October 2003, he was a director of PracticeWorks, Inc. Mr. Shutzer is currently a director of Tiffany & Co., CSK Auto, Inc., and Jupitermedia Corp. Mr. Shutzer received a B.A. from Harvard University and an M.B.A. from Harvard Business School.

Raymond H. Welsh

Raymond H. Welsh, age 76, has been a director of TurboChef since October 2003. Since January 1995, Mr. Welsh has been a senior vice president of UBS Financial Services, Inc. From January 1970 to June 1986, Mr. Welsh was a Managing Director of Kidder, Peabody & Co., Inc., serving on the firm’s executive committee and Board of Directors. From June 1986 to June 1990, Mr. Welsh served as National Marketing Director for Kidder, Peabody & Co., Inc. During the period of July 1990 to December 1995, he served as a Senior Vice President in sales with Kidder, Peabody & Co., Inc. From March 2001 to October 2003, he was a director of PracticeWorks, Inc. Mr. Welsh is a Trustee of the University of Pennsylvania and PennMedicine. He serves as a Trustee of Episcopal Community Services and is involved with serving not-for-profit organizations in the Philadelphia, PA area. Mr. Welsh received a B.S. in Economics from the Wharton School of the University of Pennsylvania.

GENERAL INFORMATION

Board of Directors

TurboChef’s Board of Directors is responsible for the overall management of the business and affairs of the Company. By resolution of the Board, the size of the Board has been set at seven members. During 2007, the Board held six meetings. Independent directors meet separately in executive session at each regular meeting of the Board. The Board of Directors is assisted in its duties by committees to which the Board has delegated certain authority. The Board has an Audit Committee, a Compensation Committee, a Nominating & Corporate Governance Committee and a Global Initiatives Committee. During 2007, all directors attended in the aggregate more than 75% percent of the Board meetings and meetings of committees of which they were a member.

All members of the Board are invited and encouraged to attend the Company’s meeting of stockholders. Six of the seven members attended the Company’s annual meeting of stockholders in 2007. It is anticipated that at least a majority of the members will attend the meeting this year.

Board Independence

Our Board of Directors has determined that all of the members of the Board who are not executive officers of the Company are independent, as that term is defined under Nasdaq’s Marketplace Rule 4200(a)(15). Therefore, Messrs. Presby, Shutzer, DeYoung, and Welsh and Sir Anthony Jolliffe, who comprise more than a majority of the seven-member Board, are independent under such rule. The independence standards of these rules also include independence requirements for committees of the Board of Directors. Our compensation, nominating and audit committees include members only from among our independent directors. Sir Anthony’s status as an independent director may be impacted by certain business relationships that may develop between the Company and certain manufacturing firms in which he has an interest (see “Related Party Transactions” below). Notwithstanding any such change in status, a majority of the members of the Board of Directors will still be independent, as will all of the members of the above-mentioned committees.

Nasdaq’s Marketplace Rule 4200(a)(15) defines an “independent director” as “a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” The Rule goes on to exclude certain persons, including a director who was employed by the Company during the last three years, accepted compensation from the Company in excess of $100,000 in any twelve consecutive month period within the last three years (other than for Board or committee service) or who had various relationships with family members who had business relationships or various interlocking relationships with the Company. In addition to a review of any related party transactions, as would be disclosed below, the Board looks at information it has available to it about each individual director, such as responses to questionnaires, as well as its general knowledge of a director’s relationships with the Company, management personnel and other directors, and it assesses this information against the categories of excluded individuals under Nasdaq Marketplace Rule 4200(a)(15) to help it reach its determination of whether a director is independent.

In reaching its determination that the directors identified above are independent, the Board considered whether any of the directors failed the standards for independence under the Rule and evaluated all relationships among the directors and between a director and the Company and the possible impact of any such relationship to the director’s ability and propensity to act in an independent manner. The following were considered and determined not to negatively impact the independence of any of the five directors.

•
All of the directors hold a limited partnership interest in OvenWorks LLLP, which holds less than 5% of the outstanding stock of the Company, but which is controlled by Mr. Perlman, Chairman of the Company.

•
Messrs. Presby, Shutzer, Welsh and DeYoung have participated financially in investment opportunities jointly with other directors, including the directors who are also executive officers of the Company — Messrs Perlman and Price.

•	Mr. DeYoung provides consulting services to the Company and has been paid for such services with a combination of cash and equity instruments.

•	Messrs. Presby and Shutzer both lease an office from the Company in a suite of offices also occupied by the Company’s Chairman and other employees of the Company.

•	Messrs. Presby and Shutzer both are members of the same board of directors of another public company.

•	Messrs. Presby, Shutzer and Welsh have been acquaintances of Mr. Perlman for a long period of time.

Committees of the Board

Our standing Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act and operates pursuant to a written charter adopted by the Board, a copy of which is available on the Company’s website (www.turbochef.com/commercial). During 2007, the Audit Committee held twenty six (26) meetings, a number greater than normal because of the investigation activities of the committee related to the Company’s stock options inquiry. The Audit Committee reviews, acts on and reports to the Board of Directors on various auditing and accounting matters, including the election of our independent registered public accounting firm, the scope of our annual audits, fees to be paid to the independent auditors, the performance of our independent auditors, the content and conclusions of the audited financial statements and our accounting practices and internal controls. The members of the Audit Committee during 2007 were J. Thomas Presby, William A. Shutzer and Raymond H. Welsh. All of the members of the Audit Committee are independent under Nasdaq Rule 4200 (a)(15).

Three independent members of the Board currently comprise the Compensation Committee: William A. Shutzer, Raymond H. Welsh and James W. DeYoung. The Compensation Committee has not adopted a written charter. The members of the Compensation Committee met three times and acted by consent three times in 2007. The Compensation Committee provides overall guidance with respect to establishment, maintenance and administration of the Company’s compensation programs and employment benefit plans. The Committee also establishes salaries, incentives and other forms of compensation for executive officers and administers the Company’s incentive compensation plans.

Two members of the Board, Sir Anthony Jolliffe and J. Thomas Presby, were appointed to the Global Initiatives Committee when it was formed in December 2003. The Global Initiatives Committee may advise the Board on business and strategic opportunities around the world and provides counsel and expertise regarding the conduct of business outside the United States. The Global Initiatives Committee did not hold a meeting during 2007.

The Board formed a Nominating Committee in June 2005. It operates pursuant to a written charter adopted by the Board, a copy of which is available on the Company’s website (www.turbochef.com/commercial). The members of the committee are all of the Board’s independent directors, as independence is defined in Nasdaq Rule 4200 (a)(15): James W. DeYoung, Sir Anthony Jolliffe, J. Thomas Presby, William A. Shutzer and Raymond H. Welsh. In October 2007, the Nominating Committee was renamed the Nominating & Corporate Governance Committee, and Mr. Welsh was appointed Chairman. The committee is established to assist the Board of Directors in fulfilling its responsibilities with respect to: (1) Board and committee membership, organization and function; (2) director qualifications and performance; and (3) corporate governance. The committee met one time in 2007 jointly with the Board of Directors.

Director Nominations

The Nominating & Corporate Governance Committee will consider and make recommendations to the Board concerning nominees for the Board to recommend to stockholders in connection with the Company’s Annual Meeting of Stockholders, including nominees for director submitted by stockholders in accordance with nomination procedures in the Company’s by-laws and any policies regarding stockholder nominees adopted by the Board or the Committee. The Committee will periodically consider what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the Committee and the Board evaluates each incumbent’s continued service, in light of the Board’s collective requirements. When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates, including by engaging director search firms. The Committee will evaluate the qualifications of each candidate and may have the final candidates interviewed by one or more Committee and Board members before the Committee makes a decision.

At a minimum, directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, the ability to devote sufficient time to carry out the duties of a director and qualify under the laws of the State of Delaware and any requirements in the Company’s organizational documents. In addition to these minimum qualifications for candidates, in evaluating candidates the Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board. These factors may include: a candidate’s independence, professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board’s effectiveness; the candidate’s ability to fulfill the responsibilities of a director and of a member of one or more of the Board’s standing committees.

The Committee may consider and make a recommendation to the Board concerning including in the Board’s slate of nominees a nominee for director submitted by a stockholder who has beneficially owned more than 5% of the Company’s outstanding Common Stock for more than two years at the time of the stockholder’s submission of a nominee. The nominating stockholder should submit required information about the nominee and the nominating stockholder within the time period and as provided for stockholder proposals and described later in this proxy statement under the caption “Stockholder Proposals for the 2009 Annual Meeting” and as later requested by the Committee or the Board in connection with their evaluation of the nominee. The nominating stockholder should expressly indicate that such stockholder desires that the Board or Committee consider such stockholder’s nominee for inclusion with the Board’s slate of nominees for the meeting.

Director Compensation

Members of the Board who are not TurboChef employees, or employees of any parent, subsidiary or affiliate of TurboChef, receive an annual retainer of $25,000 per year, payable one fourth each quarter in advance of service. Each non-employee Director also receives an annual grant of 5,000 restricted stock units, to vest 50% each anniversary following the grant. The chairman of each of the Audit and Compensation Committees receives 2,000 additional restricted stock units with the same vesting. Directors are reimbursed for their reasonable and necessary expenses for attending Board and Board committee meetings.

Director Compensation for 2007

Name	Fees Paid in Cash	Restricted Stock Units Awards(1)	All Other Compensation		Total
J. Thomas Presby(4)	$25,000	$53,836			$78,836
William A. Shutzer(5)	$25,000	$53,836			$78,836
Raymond H. Welsh(6)	$25,000	$38,454			$63,454
James W. DeYoung(7)	$25,000	$38,454	$49,959(2	)(3)	$113,413
Sir Anthony Jolliffe(8)	$25,000	$38,454	$24,961(2)		$88,415

(1)	The grant date fair value under SFAS 123R of the RSUs awarded on October 29, 2006 was $12.83 per share and $15.48 per share on October 29, 2007.

(2)
Compensation was in the form of 4,580 restricted stock units each, awarded on May 2, 2006 for consulting services, vesting monthly over one year, with a delayed payout until May 2, 2009. The grant date fair value under SFAS 123R was $13.23 per share.

(3)
Compensation was in the form of 4,408 restricted stock units awarded on October 2, 2007 for consulting services, vesting monthly over one year. The grant date fair value under SFAS 123R was $13.67 per share. Compensation also included $10,000 cash paid for consulting services.

(4)	At year end, Mr. Presby held stock options on 68,332 shares, all of which were vested, and RSUs for 10,500 shares, none of which were vested.

(5)	At year end, Mr. Shutzer held stock options on 68,332 shares, all of which were vested, and RSUs for 10,500 shares, none of which were vested.

(6)	At year end, Mr. Welsh held stock options on 53,332 shares, all of which were vested, and RSUs for 7,500 shares, none of which were vested.

(7)
At year end, Mr. DeYoung held stock options on 61,665 shares, all of which were vested, and RSUs for 16,488 shares, 4,580 of which were vested but not payable until May 2, 2009 and 1102 of which were vested but not payable until October 2, 2008.

(8)	At year end, Sir Anthony Jolliffe held stock options on 89,998 shares, all of which were vested, and RSUs for 12,080 shares, 4,580 of which were vested but not payable until May 2, 2009.

Executive Officers

The executive officers of TurboChef are as follows:

NAME	POSITION
Richard E. Perlman	Chairman of the Board of Directors
James K. Price	President and Chief Executive Officer
J. Miguel Fernandez de Castro	Senior Vice President and Chief Financial Officer
Paul P. Lehr	Senior Vice President and Chief Operating Officer
Stephen J. Beshara	Senior Vice President and Chief Branding Officer
Dennis J. Stockwell	Vice President and General Counsel

For information about Messrs. Perlman and Price, please see “Nominees” under Proposal One above.

J. Miguel Fernandez de Castro, age 36, has been Vice President and Chief Financial Officer of the Company since October 2007 and Senior Vice President since April 2008. Previously, he was Vice President, Finance of the Company and the Company’s Controller since April 2004. Prior to joining the Company, he was Controller of PracticeWorks, a dental information management software division of The Eastman Kodak Company. Mr. Fernandez served as PracticeWorks’ Director of Financial Reporting from 2000 to 2003 prior to its acquisition by Kodak, during which time PracticeWorks was a publicly-traded company. From 1996 to 2000, he was employed by BDO Seidman, LLP in their audit services group. Mr. Fernandez is a Certified Public Accountant and received B.A. degrees in Economics and Spanish and a Masters degree in Accounting from the University of North Carolina at Chapel Hill.

Paul P. Lehr, age 61, has served as our Vice President and Chief Operating Officer since October 2004 and Senior Vice President since April 2008, and from November 2003 to October 2004, Mr. Lehr served as our Vice President of Operations. From December 2001 until joining us in November 2003, Mr. Lehr was self-employed. Mr. Lehr also served as executive vice president — commercial sales of CSK Auto, Inc., a publicly traded automotive parts distribution company, from February 2000 to December 2001. Before joining CSK Auto, in 1980 Mr. Lehr founded Motor Age, Inc., a distributor of automotive replacement parts. Motor Age became part of Parts Plus Group, Inc. in 1997, and Mr. Lehr served as president and chief executive officer of that industry roll-up until he joined CSK Auto in February 2000. He received a B.S. in Economics and an M.B.A. from City University of New York.

Stephen J. Beshara, age 46, has been Chief Branding Officer since November 2003 and Senior Vice President since April 2008. He was formerly the founder and President of Vista, Inc., an Atlanta-based brand consultancy helping senior leadership teams of companies such as The Coca-Cola Company, UPS and IBM. Mr. Beshara served as Managing Partner at EAI, Inc. from 1995–1997. Mr. Beshara founded and operated Beshara Associates, Inc., a communications firm located in Annapolis, Maryland from 1988-1995. Mr. Beshara studied at the University of Georgia majoring in design and advertising, with continuing studies abroad in Cortona, Italy. Mr. Beshara also studied at Harvard Business School Executive Education Program and the AIGA Design Perspectives Conference. Mr. Beshara also speaks at the Gouzieta Business School at Emory University on the subject of brand communications.

Dennis J. Stockwell, age 54, has been Vice President and General Counsel of the Company since November 2003. He was previously Vice President and General Counsel of PracticeWorks, Inc., a publicly traded company, from June 2001 to November 2003. Prior to joining PracticeWorks, Mr. Stockwell was counsel to the corporate and securities practice group of the law firm Kilpatrick Stockton LLP in Atlanta, Georgia, and is a registered patent lawyer. Mr. Stockwell has a B.S. degree from the U.S. Naval Academy and is a former naval officer. He also has a master’s degree from the University of Rhode Island and a J.D. degree from Harvard Law School.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of the Company’s equity securities (“ten percent stockholders”) to file initial reports of ownership and changes in ownership with the

Securities and Exchange Commission (the “SEC”). Executive officers, directors and ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended December 31, 2007, no filings applicable to its executive officers, directors and ten percent stockholders were late, except one filing of a Form 4 reporting the award of restricted stock units to a director, James DeYoung, was late, and two transfers of shares of common stock to beneficiaries out of a grantor retained annuity trust reportable on a Form 4 by a director, Raymond Welsh, were reported late.

Related Party Transactions

Since the beginning of the Company’s last fiscal year, there has been no transaction involving in excess of $120,000 with the Company in which any director or executive officer of the Company or immediate family member or five percent shareholder has a direct or indirect material interest, except as described below. Any such transaction would be subject to review by the Board of Directors under the Company’s Guide for Business Conduct (or ethics code, a copy of which is available on the Company’s website), and the Company expects a director or executive officer contemplating such a transaction also would, if applicable, seek approval by a majority of disinterested directors under Section 144 of the Delaware General Corporation Law. Transactions subject to such review could include the following types of transactions, as examples: lending and investments, vendor arrangements, consulting and other service arrangements, research and development, licensing and product purchase or distribution arrangements. The Company for at least the last four years has not been involved in a related party transaction involving the above amount and it otherwise does not have a written policy on approvals of such.

By request of the Chairman at a Board meeting on May 5, 2008 the Board, including all of the disinterested directors, received an explanation of and favorably considered a developing business relationship between the Company and certain entities in which Sir Anthony Jolliffe would be involved. Under that arrangement, a Chinese company in which Sir Anthony and his son have interests, would offer to produce parts for Company products and as well act as a bonded warehouse for Company products being distributed in Asia, all at prices believed to be competitive market prices. The Company expects the amount involved in the purchase of OEM products and services from the Chinese company likely may exceed $120,000 per year, but the Company would have no long-term obligation and would have alternate sources for such products and services. Sir Anthony and his son hold 9% and 15%, respectively, of the shares of a holding company registered in the United Kingdom (“CMS”). CMS in turn wholly owns the Chinese company and its factory through a subsidiary. Sir Anthony is the chairman of CMS and his son is a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

Five Percent Owners

The following table sets forth information, as of June 2, 2008, as to shares of our capital stock held by persons known to us to be the beneficial owners of more than five percent of any class of our capital stock (other than officers and directors) based upon information publicly filed by such persons. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Title of Class	Name and Address of Beneficial Owner of Class	Amount of Beneficial Ownership	Percent of Class(1)
Common	FMR Corp. 82 Devonshire Street Boston, MA 02109	4,408,144(2)	14.5%

Common	Jack Silver SIAR Capital LLC 660 Madison Avenue New York, NY 10021	2,947,378(3)	9.7%

(1)	Based upon 30,390,471 shares outstanding on June 2, 2008.

(2)	Based upon ownership reported in an amended Schedule 13G filed on February 14, 2008. The amended Schedule 13G was filed by FMR Corp. as well as Edward C. Johnson 3d, Chairman of FMR Corp.

(3)	Based upon ownership reported in a Form 4 filed on May 8, 2008 by Jack Silver.

Officers and Directors

The following table sets forth information concerning the shares of TurboChef Common Stock that are beneficially owned by the following individuals:

•	each of TurboChef’s directors;

•	each of TurboChef’s named executive officers; and

•	all of TurboChef’s directors and executive officers as a group.

Unless otherwise indicated, the listing is based on the number of TurboChef common shares held by such beneficial owners as of June 2, 2008. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The number of shares shown as beneficially owned by each beneficial owner in the table below includes shares that can be acquired by that beneficial owner through stock option exercises or will be received through the vesting of restricted stock units on or prior to August 1, 2008. In calculating the percentage owned by each beneficial owner, the Company assumed that all stock options that are exercisable by that person on or prior to August 1, 2008 are exercised by that person and the underlying shares issued and shares issuable under a restricted stock unit to that person on or prior to August 1, 2008 have been issued. The total number of shares outstanding used in calculating the percentage owned assumes no exercise of options held by other beneficial owners and no issuance of shares underlying other restricted stock units. Likewise, beneficial ownership of certain officers and directors is shown as if shares of common stock have been distributed by OvenWorks, LLLP to its partners.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Richard E. Perlman	2,569,698	(2)	8.3%
James K. Price	2,208,802	(3)	7.2%
J. Thomas Presby	192,070	(4)	*
William A. Shutzer	1,889,561	(5)	6.2%
Raymond H. Welsh	93,763	(6)	*
Sir Anthony Jolliffe	110,158	(7)	*
James W. DeYoung	368,038	(8)	1.2%
J. Miguel Fernandez de Castro	79,916	(9)	*
Paul P. Lehr	40,000	(10)	*
Stephen J. Beshara	119,650	(11)	*
James A. Cochran	234,027	(12)	*
All current directors and executive officers as a group (11 persons)	7,604,667	(2)(13)	23.9%

*	Less than 1%

(1)
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentages herein assume a base of 30,390,471 shares of common stock outstanding as of June 2, 2008.

(2)
Includes 416,633 shares of common stock issuable upon exercise of options and 432,185 shares of common stock currently owned by OvenWorks, LLLP, which is controlled by Mr. Perlman. Mr. Perlman has pledged 1,676,587 shares as security. Mr. Perlman’s address is 655 Madison Avenue, Suite 1500, New York, NY 10021.

(3)
Includes 416,666 shares of common stock issuable upon exercise of options and 71,257 shares of common stock currently owned by OvenWorks, LLLP. Mr. Price has pledged 900,000 shares as security. Mr. Price’s address is Six Concourse Parkway, Suite 1900, Atlanta, GA 30328.

(4)	Includes 68,333 shares of common stock issuable upon exercise of options and 4,811 shares of common stock currently owned by OvenWorks, LLLP.

(5)
Includes 68,333 shares of common stock issuable upon exercise of options and 72,746 shares of common stock currently owned by OvenWorks, LLLP. Mr. Shutzer’s address is 655 Madison Avenue, Suite 1500, New York, NY 10021.

(6)	Includes 53,332 shares of common stock issuable upon exercise of options.

(7)	Includes 89,998 shares of common stock issuable upon exercise of options and 2,530 shares of common stock currently owned by OvenWorks, LLLP.

(8)	Includes 61,665 shares of common stock issuable upon exercise of options and 8,333 shares of common stock currently owned by OvenWorks, LLLP.

(9)	Includes 48,333 shares of common stock issuable upon exercise of options.

(10)	Includes 40,000 shares of common stock issuable upon exercise of options.

(11)	Includes 86,666 shares of common stock issuable upon exercise of options.

(12)	Includes 148,333 shares of common stock issuable upon exercise of options and 10,802 shares of common stock currently owned by OvenWorks, LLLP. Mr. Cochran has pledged 74,892 shares as security.

(13)
Includes 1,425,208 shares issuable upon exercise of options and 432,185 shares of common stock currently owned by OvenWorks, LLLP. Does not include beneficial holdings of James A. Cochran, who is no longer an executive officer.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We seek to provide a compensation package for executives reasonably sufficient to attract and hold talented, experienced, energetic, and entrepreneurial-minded individuals for key management positions with our Company. We balance offering a competitive level of compensation for the executive marketplace with common sense affordability for a Company of our size, revenues, market position and growth opportunities. Management strives to hire and maintain an executive workforce with individuals having the abilities and capacities to manage the Company today as well as carry it through significant growth tomorrow and beyond. We also want to align the interests of our managers with the interests of our stockholders, so we follow a compensation strategy that includes a meaningful equity component for future value. Accordingly, our philosophy is to provide reasonably competitive salaries and potential cash bonuses with growth potential through equity incentives. While executive compensation structures and changes are typically initiated by senior management, we have an active Compensation Committee of our Board of Directors (the “Compensation Committee” or “Committee”) that reviews and approves salary, bonus and equity incentive proposals prior to implementation. In this discussion and analysis, we focus on the compensation of our executive officers named in the Summary Compensation Table below.

The Compensation Committee looks first at base salary as a component of compensation designed to reflect the executive’s relative level of responsibilities and value to the organization and as a reflection of market competition for individuals with similar skill sets and experience. The Company is not tied to a specific ratio of amounts among the three main components of executive compensation, but the Committee believes base salary presents the threshold level necessary to compensate and retain qualified individuals before any consideration of the other components of compensation. Bonuses are considered by the Compensation Committee next and as no less important to encouraging and rewarding extraordinary performance and results. Bonuses typically are in the form of cash, but they could be paid in stock or combinations thereof. The Company has moved away from a purely subjective, individualized approach to bonuses for executives in favor of including executive bonuses within a more broadly considered and applied, formalized written incentive-based compensation plan adopted at the beginning of a year. Executive compensation for 2007 reflects the results from the 2007 Incentive-Based Compensation Plan adopted in March 2007. Finally, the Committee believes an equity component of compensation provides a dual benefit of aligning the interests of executives with those of other stockholders as well as providing a longer-term retention benefit through a properly structured vesting feature.

Executive Salaries

Executive base salaries are recommended by our Chairman and Chief Executive Officer and are subject to review and approval by the members of our Compensation Committee. All current executive officers are parties to executive employment agreements with the Company. These agreements set forth the initial base pay and benefits. The Compensation Committee in 2007 approved the annual renewal of the agreements and also approved amending the agreements primarily to bring certain provisions of the agreements in line with Section 409A of the Internal Revenue Code concerning deferred compensation. The agreements with executives also all were realigned to have renewal anniversaries coincide with the end of the calendar year rather than occur at various times during the year. The agreements with the Chairman and Chief Executive Officer were at the same time modified to eliminate any allowance payments in favor of base salary only, which was adjusted for the change. The formulaic bonus structure of these two agreements also was dropped in favor of including the two executives in the Company’s annual incentive-based compensation plan.

In recommending cash compensation levels for executives, senior management considers the qualifications of the executive, the current needs and expected future needs of the Company, the competitive opportunities for individuals with similar executive skill sets and experience and the expected fiscal budget. The Compensation Committee considers the recommendations of senior management in determining whether to renew an executive employment agreement and whether to adjust the salary component of overall compensation in light of the overall compensation package and how the balance of the components for an individual matches the overall compensation philosophy of the Committee.

The employment agreements for Messrs. Perlman, Price, Fernandez de Castro, Lehr and Cochran provide for an initial annual base salary amount subject to an annual adjustment for changes in the Consumer Price Index. The annual base salary for Mr. Perlman, Chairman, was adjusted upward for 2008 by $14,078 under the CPI adjustment provision of his agreement and by an additional $28,800 in connection with the removal of stated allowances, for a current total base salary of $441,024. The Chief Executive Officer, Mr. Price, has an adjusted base salary of $439,324 for 2008, including an increase of $14,078 under his contractual CPI adjustment and an additional $27,100 to replace a previous allowance. Mr. Cochran, formerly the Chief Financial Officer, has a base salary for 2008 of $274,439, reflecting a $9,372 increase over 2007 under his CPI annual adjustment provision. The decision to renew these employment agreements was considered in April 2007, six months prior to the renewal date, as provided in the employment agreements. Under the amended agreements, the Compensation Committee will consider renewal of these agreements in June, six months prior to the amended January 1 renewal dates.

In 2007, the Compensation Committee approved a new employment agreement with Mr. Fernandez de Castro, formerly Vice President Finance and Controller, who became the Company’s new Chief Financial Officer. That approval included raising his base salary to $200,000 and adding certain provisions to his employment agreement, including future salary adjustments under a CPI adjustment provision. Upon a recommendation from senior management, the Compensation Committee approved the new compensation package for Mr. Fernandez de Castro based on a comparison with the compensation structure and benefits of the former Chief Financial Officer.

The base salaries for Messrs. Lehr and Beshara each were increased from $200,000 to $300,000 effective January 1, 2007. The Committee concurred with the increase being a reasonable reflection of the increased authority and responsibilities of the two executives and consistent with the Committee’s philosophy regarding the purpose and effect of base salary levels, as described above. The Compensation Committee, based upon recommendations from senior management, determined to renew the employment agreements for 2008. In May 2008 the Compensation Committee approved a further change to Mr. Lehr’s compensation, providing for a base salary of $360,000 and making his salary subject to an annual adjustment for changes in the Consumer Price Index. The Committee favorably considered management’s request for the change in connection with an expansion of Mr. Lehr’s authority and responsibilities under the Company’s restructuring of certain operational functions.

Cash Bonus Incentives

The Compensation Committee considers management’s proposal for an incentive plan on an annual basis. For 2007 and again for 2008, the Company has proposed a written plan that while still contemplating the possibility of discretionary awards by the Compensation Committee sets forth a comprehensive performance-based approach to cash bonuses for management personnel, including executive officers. In adopting the 2007 plan, the Compensation Committee considered the financial targets proposed by senior management as well as the individuals eligible under that plan to receive a bonus and the potential dollar amounts that could be earned. The plan generally provided a two-tiered system. The first tier was bonuses based upon attaining certain financial results or targets for 2007 for the participants’ business segment or function, or for certain participants a blend of targeted financial results for business segments and functions and the Company as a whole. Targets for the commercial business included EBITDA, adjusted to remove the effects of certain extraordinary items, such as the legal and accounting costs of the Company’s investigation in 2007 of its historical stock option grants and practices (“EBITDA”) and revenue numbers for the year. Targets for the residential business and the residential marketing function were based on EBITDA. The 2007 plan further provided for an additional annual bonus if financial targets or budgeted results were exceeded by fixed percentages of targeted amounts, for commercial and corporate employees, including Messrs. Perlman, Price, Cochran and Lehr. An additional annual bonus for residential business and marketing employees, including Mr. Beshara, for exceeding targets would be determined by the Compensation Committee considering a proposal from management based upon actual results exceeding the targets and other qualitative and quantitative factors that the Committee believes reasonably supports approval. The additional bonuses are payable in cash, stock or immediately exercisable stock equivalents, at the Company’s option.

Because the base bonuses were based on revenue and EBITDA targets that reflected carefully considered projections for 2007, the Compensation Committee understood it was reasonably likely that the targets would be met and the bonuses earned. The amount of the bonuses was less than 20% of the executive’s base salary, and the Committee believed those amounts were well within a reasonable range for the size of the Company and its industry. The Committee considered the excess targets for the additional annual bonuses and believed those targets presented an exceptional challenge. While the amounts that could be earned by executives under the additional annual bonus were potentially significant and limited only by the extent by which financial targets were exceeded, the Compensation Committee believed the plan was fair to the Company in light of the significance of the positive results required to earn the additional bonus. Both the regular bonus level and a significant amount of additional bonus were earned for 2007 by each of the named executive officers, and the amounts are reflected in the Summary Compensation Table below.

The Compensation Committee adopted a new incentive plan for 2008. The 2008 plan provides for a performance-based annual bonus for participants if the Company reaches certain financial results, meets certain financial targets (revenue, gross margin and EBITDA) and attains certain operational goals for 2008. Under the 2008 plan, Messrs. Perlman and Price each could receive base bonuses of up to $120,000, and Messrs. Fernandez and Cochran could receive a base bonus of up to $85,000 and $70,000, respectively, if the Company attains certain financial results blended across the Company’s business targets and as a whole. Mr. Lehr could receive a base bonus of up to $150,000 if certain commercial products financial results are achieved and certain operational goals in the residential product business are accomplished. Mr. Beshara could receive a base bonus under the 2008 plan of up to $75,000, if the Company achieves certain revenue and gross margin targets in the residential product business. The 2008 plan further provides for two levels of an additional annual bonus if financial and in some cases operational targets are exceeded by set amounts for employees in all categories, including executive officers.

For the 2008 plan, the Compensation Committee approached the consideration of the bonus awards in the same manner as for the 2007 plan. The Committee concluded that providing additional cash compensation based on achieving performance goals that were reasonably difficult but aimed at financial achievement that would be to the benefit of the Company’s stockholders was an appropriate incentive. The Committee noted that the proposed base bonuses ranged up to 50% of base salary, but the Committee believes the difficulty of reaching the full base bonus amount is high and the potential amounts are in line for a company of the size and at the stage of development as the Company. In addition, the 2008 plan also includes a number of specific operational goals in addition to financial targets, and these operational goals are aimed at operational accomplishments that are significant to the Company’s intended progress in its residential product business.

Equity Incentives

The Company views equity incentives as a means for aligning one aspect of executive compensation with stockholders’ interests. In addition, vesting of equity incentives over a continued period of employment can assist in the Company’s efforts to retain qualified executive personnel. The amount of an equity award given to an executive officer normally is proposed by senior management to the Compensation Committee for its consideration and approval. While equity incentives are viewed by the Company as longer term, forward-looking, forms of compensation, the recommendation by senior management to award equity incentives, other than in connection with the hiring of a new executive, generally is based on past performance of the executive, on the needs of the Company to retain that executive and the expected contribution from that executive to the Company’s success going forward. Proposals for incentive equity awards to executive officers beginning with 2007 have been part of the more comprehensive incentive plan proposed by senior management to the Compensation Committee. Equity awards under these annual incentive plans are awarded under and pursuant to the terms and conditions of the Company’s 2003 Stock Incentive Plan approved by the stockholders.

With changes in accounting for stock options in 2006, the Company has moved to using only restricted stock units (“RSUs”) for long-term equity compensation. The RSUs are typically paid out in shares of common stock upon vesting, and the vesting to date has not been based on any performance metrics, but rather time-based and scheduled over a five-year period. The executive must be employed at the scheduled (or accelerated) vesting date to receive the shares. The Compensation Committee believes RSUs vesting over a significant time period are an appropriate vehicle for the equity component of executive compensation.

In its adoption of the incentive plan for 2007, the Compensation Committee considered and approved certain equity incentives in the form of RSUs for named executives for 2007. The Compensation Committee noted that, except in one instance with Mr. Beshara in May 2006, the Company had not made an award of equity incentives to any executive officers since May 2005, and none to the Chairman or Chief Executive Officer since options were awarded in connection with the change of control in 2003. Accordingly, in approving the equity awards under the 2007 plan the Committee viewed the amounts of the proposed awards for executive officers as a “catch up” in equity incentives. The awards vest ratably over a five-year period, with acceleration for a change of control or termination of the executive without cause, and in the Committee’s view provide an appropriate stock-based incentive as well as a retention tool consistent with our stockholders’ best interests.

Under the incentive plan for 2008, the Compensation Committee considered and approved a proposal from senior management for the award of RSUs to officers, including executive officers (other than the Chairman or Chief Executive Officer), and other management employees. Prior to its first regular meeting in 2008, the Committee was presented with a summary of the proposed and historic total compensation package (base salary, bonuses, realized gains from stock option exercises or RSU payouts, unrealized value of stock options and RSU awards and contractual severance payment obligations) for executives. The Committee took no action to approve equity awards under the 2008 plan at the first regular meeting in 2008, requesting instead that management address certain issues in its proposal and provide certain additional information, but it did approve the awards in March. Upon receiving management’s proposal for longer-term equity incentive awards aimed at retention of key senior managers, the Committee considered the effect of adding equity award payouts on the entire compensation package for the individual executive officers going forward and the retention benefit built into the proposed vesting structure. It also considered the reasonableness of any executive’s compensation package for a company of the size and financial resources and at the stage of its development in its industry as the Company. The Committee also considered the balance between base salary, potential cash bonuses and equity payouts against the Company’s compensation philosophy in arriving at its decision to approve the equity incentives under the 2008 plan.

Under the proposal as approved, the following awards to named executive officers were made of restricted stock units (RSU) under the Company’s 2003 Stock Incentive Plan. Each RSU represents the right to receive one share of the Company’s common stock upon vesting (and upon satisfying applicable tax withholding obligations). RSUs aggregating fifty percent of the award will vest and be paid out on the third anniversary of the March 14th grant date, and twenty-five percent will vest and be paid out on each of the fourth and fifth anniversaries, in all cases provided the holder is employed by the Company on the vesting date.

Name of NEO	RSUs Awarded
J. Miguel Fernandez de Castro	60,000
Paul P. Lehr	75,000
Stephen J. Beshara	75,000
James A. Cochran	30,000

In May 2008 the Compensation Committee approved an additional award of 15,000 RSUs to Mr. Lehr in connection with his change in compensation described above. These RSUs were subject to the same vesting terms as under the incentive plan adopted for 2008, as just described, but with a vesting date of May 5.

Perquisites

Other payments or benefits in the form of perquisites are not a significant component of executive compensation. Any financial allowances previously included in the compensation package for certain senior executives have been eliminated and base salaries adjusted commensurately. Executives enjoy the same insurance coverages as other employees, except that the Company pays for additional life insurance (two times annual salary up to $200,000) for certain key employees, which includes the executive officers. Executive employment agreements and the Company’s general policies applicable to all employees govern paid vacation and other time off. The Company offers executives as well as all participants in the Company’s 401(k) plan at its discretion an annual matching grant to the individual accounts of an amount equal to 50% of the participant’s contribution to the plan, with the Company’s contribution capped at 3% of the participant’s salary.

The Compensation Committee through the executive employment agreements has approved certain other benefits designed to help retain qualified executive personnel through uncertain operational periods and the entire period of a change of control transaction. Under their employment agreements, the executive officers are entitled to receive severance pay under certain conditions of termination of employment. Messrs. Perlman, Price and Cochran will receive cash equal to three times their total annual compensation (base salary, bonus and benefits) as severance. Mr. Fernandez de Castro will receive three times his total annual compensation for termination in connection with a change of control, or one times his total annual compensation in the case of termination without cause otherwise. The other executive officers will receive one-half of the annual base salary as severance. The executive employment agreements also provide for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code.

Impact of Accounting and Tax Considerations

The Compensation Committee maintains awareness of the accounting and tax implications of Sections 162(m) and 409A of the Internal Revenue Code. Section 162(m) limits the Company’s deduction of certain non-performance based compensation paid to executive officers in excess of $1 million per year. The Committee believes the full deductibility for federal income tax purposes of the executive compensation it has approved is not adversely impacted by Section 162(m).

Base salary and bonuses are expensed by the Company when the services are rendered (base bonuses are expenses ratably and incentive bonuses are expensed when attainment of financial or operational goals is determinable). For long-term incentive compensation, such as the RSUs awarded to executives, the fair market value, determined as of their grant dates, is amortized on a straight-line basis over the term of the vesting period. Management and the Compensation Committee consider the compensation costs of equity awards under FAS Statement 123R in evaluating long-term equity awards for executives and other employees.

Section 409A creates adverse tax consequences with respect to certain non-qualified deferred compensation. The Committee approved amendments to executive employment agreements to adjust certain provisions regarding deferred payments, such as severance and bonus payments, to avoid adverse impacts under Section 409A. The Company also determined during its investigation in 2007 of its historic stock option grants and practices that certain stock options held by employees, including ones held by certain executive officers, for financial reporting purposes should be re-measured to a different measurement date than that which was documented as the grant date. Such re-measurement caused those options to be considered as having been awarded at an exercise price discounted from fair market value on the proper measurement date and thereby subjecting the holder to the adverse tax consequences of Section 409A. Employees holding affected stock options, including executive officers who had been granted those options at a time when they were not executive officers, were permitted by the Compensation Committee to amend their options to the proper, higher market price to remove those options from the effect of the adverse provisions of Section 409A. The Committee agreed that the Company could compensate those affected option holders to offset the increased exercise prices. Messrs. Fernandez de Castro, Beshara and Lehr participated in that offer. See the Summary Compensation Table and footnotes 3, 4 and 5 thereto, as well as the Grants of Plan-based Awards table and footnote 4 thereto for further details of the option amendments and compensation awards to these executives.

Role of Management and Compensation Committee

Individual plans for compensating executive officers as well as broader compensation plans that would include executive officers are proposed by senior management and reviewed and considered for approval by the Compensation Committee. The Compensation Committee also reviews existing executive agreements for consideration of renewal once each year prior to a time six months in advance of the renewal anniversary. The Compensation Committee considers competitive trends in executive management compensation of which it becomes aware in the marketplace, the financial position of the Company and its projected budgets, and progress management personnel have made or are making toward expected goals.

The Compensation Committee has adopted in principal a policy for the formal consideration of management’s proposals for annual incentive awards and bonuses for executives and other employees. Annual grants of equity incentive awards will be considered by the Compensation Committee only at the first regularly scheduled meeting of the Board of Directors each year. Management’s proposals are expected to be presented to the Committee prior to the meeting and with full detail. The Committee will favor proposals for incentive compensation to be performance based, with a portion based on defined metrics and the balance on qualitative aspects of performance. Management’s proposal also must specify any annual cash bonuses proposed with specific targets and allocations. The Compensation Committee received a proposal, considered and adopted the incentive plan for 2008 consistent with this policy.

Summary Compensation Table

The following table summarizes compensation awarded to, earned by or paid to the Company’s principal executive officer, its principal financial officer, its former principal financial officer and its three other most highly compensated executive officers serving as such at the end of 2007 (collectively, the “Named Executive Officers”) for services rendered to the Company during the last two fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)		Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Richard E. Perlman	2007	$399,770		$134,154		$220,057	$29,629	(2)	$783,610
Chairman	2006	$393,608	$75,000				$35,862		$504,470

James K. Price	2007	$474,770		$134,154		$220,057	$7,500		$836,481
Chief Executive Officer	2006	$393,608	$75,000				$23,130		$491,738

J. Miguel Fernandez de Castro	2007	$159,038		$150,945	(3)	$83,912	$3,995		$397,890
Chief Financial Officer	2006	$135,000	$25,000				$3,995		$163,995

James A. Cochran	2007	$266,148		$46,260		$70,571	$7,500		$390,479
Sr. Vice President (former	2006	$262,046	$25,000				$17,739		$304,785
Chief Financial Officer)

Paul P. Lehr	2007	$296,154		$152,926	(4)	$520,376	$2,769		$972,225
Chief Operating Officer	2006	$200,000	$50,000				$19,682		$269,682

Stephen J. Beshara	2007	$296,154		$524,613	(5)	$100,000	$6,000		$926,767
Chief Branding Officer	2006	$200,000	$50,000	$176,400			$6,000		$432,400

(1)
The amount recognized for financial statement reporting purposes under FAS 123R for restricted stock unit awards, including for certain named executives, the effect of option amendments (see footnotes 3, 4 and 5). Assumptions used in calculation of these amounts are included in Note 2 to the Company’s audited financial statements in this Annual Report on Form 10-K.

(2)	Includes amounts for automobile allowance, life and disability insurance premiums, credit card fees and a matching grant under the Company’s 401(k) plan.

(3)
Includes the incremental combined value under FAS 123(R) of restricted stock units awarded to compensate for the aggregate difference in exercise prices of certain stock options that were re-priced upwards to avoid adverse tax consequences under IRC Section 409A and the difference in value under FAS 123(R) of those re-priced options. The RSUs awarded in connection with the options amendment are valued at $187,998 under FAS 123(R), but the newly-price options are valued under FAS 123(R) at $106,443 less than they were pre-modification, netting $81,555 of incremental value. See footnote 4 to the Grants of Plan-Based Awards table below.

(4)
Includes the incremental combined value under FAS 123(R) of restricted stock units awarded to compensate for the aggregate difference in exercise prices of certain stock options that were re-priced upwards to avoid adverse tax consequences under IRC Section 409A and the difference in value under FAS 123(R) of those re-priced options. The RSUs awarded in connection with the options amendment are valued at $20,437 under FAS 123(R), but the newly-price options are valued under FAS 123(R) at $20,169 less than they were pre-modification, netting $268 of incremental value. See footnote 4 to the Grants of Plan-Based Awards table below.

(5)
Includes the incremental combined value under FAS 123(R) of restricted stock units awarded to compensate for the aggregate difference in exercise prices of certain stock options that were re-priced upwards to avoid adverse tax consequences under IRC Section 409A and the difference in value under FAS 123(R) of those re-priced options. The RSUs awarded in connection with the options amendment are valued at $300,602 under FAS 123(R), but the newly-price options are valued under FAS 123(R) at $193,247 less than they were pre-modification, netting $107,355 of incremental value. See footnote 4 to the Grants of Plan-Based Awards table below.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards(1)
Name	Grant Date	Target ($)	Maximum ($)	Target (#)	All Other Stock Awards; Number of Shares of Stock Or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock And Option Awards
Richard E. Perlman	March 29, 2007	$75,000	(2)	58,000				$894,360

James K. Price	March 29, 2007	$75,000	(2)	58,000				$894,360

J. Miguel Fernandez	March 29, 2007	$25,000	(2)	30,000				$462,600
de Castro	December 7, 2007				(5)	33,333	$14.58(5)	$71,559	(5)
	December 7, 2007				(5)	15,000	$11.95(5)	$9,996	(5)

James A. Cochran	March 29, 2007	$30,000	(2)	20,000				$308,400

Paul P. Lehr	March 29, 2007	$50,000	(3)	66,000				$1,017,720
	December 7, 2007				(5)	4,666	$14.58(5)	$268	(5)

Stephen J. Beshara	March 29, 2007	$50,000	(4)	66,000				$1,017,720
	December 7, 2007				(5)	46,667	$12.99(5)	$80,698	(5)
	December 7, 2007				(5)	40,000	$11.95(5)	$26,657	(5)

(1)	Restricted stock unit awards granted under the 2007 Incentive-based Compensation Plan for retention purposes with time-based (not performance based) vesting.

(2)
Maximum cash bonuses under the 2007 Incentive-based Compensation Plan are determined by allocating a share of a pool comprised of 15% of the excess EBITDA, if EBITDA results are 15–25% better than budgeted, or 25% of the excess EBITDA, if EBITDA results are more than 25% better than budgeted. The additional bonus amounts are calculated from the foregoing formula applied to each of four categories of results — commercial, residential, marketing and consolidated — and weighing each at 25% of the total possible pool. Actual bonuses earned under this plan are set forth above in the Summary Compensation Table.

(3)
Maximum cash bonus under the 2007 Incentive-based Compensation Plan is determined by allocating a share of a pool comprised of 15% of the excess EBITDA, if EBITDA results are 15–25% better than budgeted, or 25% of the excess EBITDA, if EBITDA results are more than 25% better than budgeted applied to commercial business results. The actual bonus earned under this plan is set forth above in the Summary Compensation Table.

(4)
Maximum cash bonus under the 2007 Incentive-based Compensation Plan is determined under a subjective analysis by the Compensation Committee of qualitative and quantitative results for residential business and marketing results, with 25% of additional EBITDA serving as a maximum measure of possible additional bonus. The actual bonus earned under this plan is set forth above in the Summary Compensation Table.

(5)
Under transition rules of IRC Section 409A, options previously awarded to these named executive officers were amended to fair market value on their new measurement date, increasing the exercise price, and the option holder was awarded restricted stock units under the Company’s 2003 Stock Incentive Plan. The restricted stock units are denominated in dollars (reflecting the aggregate difference in the exercise prices) and payable in shares on March 7, 2008. The number of shares underlying the restricted stock units to match the dollar denomination will be determined from the closing price on the last trading day before March 7, 2008. The combination of the restricted stock unit award and amendment of the options to increase the exercise price compared to the pre-modification stock options netted a positive incremental compensation value under FAS 123R, which is reported in this table. See footnotes 3, 4 and 5 to the Summary Compensation Table above. The amended exercise prices of the prior option awards are as follows:

Old Price	New Price
$7.92	$12.99
$9.66	$14.58
$10.35	$11.95

Narrative to Summary Compensation Table and Grants of Plan Based Awards Table

Cash Compensation

Salaries for the executive officers named above are paid pursuant to written executive employment agreements which renew annually, if not subject to a notice of expiration. The base salaries for Messrs. Perlman, Price, Fernandez de Castro, Lehr and Cochran under their employment agreements are subject to adjustment on the first day of January each agreement renewal year, directly proportional to the percent change in the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items, 1982–84=100, comparing the CPI for October for the current year against the CPI for October of the prior year (except November is used for Mr. Fernandez de Castro). Mr. Price’s salary for 2007 included approximately $60,000 for an automobile allowance under his employment agreement for past periods. Under the agreements, base salaries currently in effect for the named executive officers are as follows:

Name	Base Salary
Richard E. Perlman	$441,024
James K. Price	$439,324
J. Miguel Fernandez de Castro	$200,000
Paul P. Lehr	$360,000
Stephen J. Beshara	$300,000
James A. Cochran	$274,439

Cash bonuses for 2007 were payable pursuant to the Company’s 2007 Incentive-Based Compensation Plan (the “2007 Compensation Plan”) adopted by the Compensation Committee in March 2007. The named executive officers, as well as all managers and key employees of the Company, are participants in the 2007 Compensation Plan. The 2007 Compensation Plan provides for a performance-based annual cash bonus for participants. Cash bonuses may be earned if the Company reaches certain financial results or meets certain financial targets for 2007 for the participants’ business segment or function as set forth in the plan, or for certain participants a blend of targeted financial results for business segments and functions and the Company as a whole. Targets for the commercial business include EBITDA and revenue numbers for the year. Targets for the residential business and the residential marketing function are based on EBITDA.

The 2007 Compensation Plan further provides for an additional annual bonus if financial targets or budgeted results are exceeded by fixed percentages of targeted amounts, for commercial and corporate employees, including

Messrs. Perlman, Price, Fernandez de Castro, Cochran and Lehr. An additional annual bonus for residential business and marketing employees, including Mr. Beshara, for exceeding targets would be determined by the Compensation Committee considering a proposal from management based upon actual results exceeding the targets and other qualitative and quantitative factors that the Committee believes reasonably supports approval. Named executive officers received base bonuses and additional bonuses for 2007 under the 2007 Compensation Plan.

Equity Compensation

The 2007 Compensation Plan provides for retention grants to participants of a total of 545,000 restricted stock units (“RSUs”), payable by issuance of one share of the Company’s common stock for each unit upon vesting. The RSUs vest one fifth each year, beginning March 10, 2008, so long as the participant is employed by the Company on the vesting date. Vesting of the RSUs will accelerate upon a change of control or sale of the Company. The executive officers named above participated in the RSU awards under the 2007 Compensation Plan.

The Company also entered into agreements with three of the named executives, Messrs. Fernandez de Castro, Beshara and Lehr, to amend certain of their outstanding stock option agreements to change the exercise prices to the fair market value of the underlying common shares on a new measurement date. Under those amendment agreements, the executives were awarded restricted stock units under the Company’s 2003 Stock Incentive Plan denominated in dollars in the amount of the aggregate spread between the former exercise prices of the stock options and the modified, higher, prices. The purpose of the modifications was to help the executives avoid the adverse tax consequences under IRC Section 409A for stock options deemed to have been initially granted at a discount. The transition rules of that tax provision permit these executives, who had received these stock options at a time when they were not executive officers, to avoid the adverse tax consequences by modifying the options in this fashion. The Company is permitted to compensate the option holders for the difference in exercise prices, so long as the compensation is paid out in the next tax year. Accordingly, the dollar-denominated restricted stock units awarded to the executives were structured to pay out in shares of common stock on March 7, 2008.

The Company also entered into agreements with Messrs. Perlman, Price and Cochran to modify the stock option agreements covering certain of their stock options that could be deemed discounted options under IRC Section 409A. These agreements modified the stock options such that the executives may only exercise the options in connection with their death or disability, upon termination of employment, change of control or immediately prior to their expiration.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard E. Perlman	416,633		$5.25	October 29, 2013	58,000	(3)	$ 957,000
James K. Price	416,666		$5.25	October 29, 2013	58,000	(3)	$ 957,000
J. Miguel Fernandez de Castro	33,333		$14.58	April 19, 2014	30,000	(3)	$ 495,000
	15,000	(2)	$11.95	May 3, 2015
Paul P. Lehr	40,000		$10.35	May 3, 2015	66,000	(3)	$1,089,000
Stephen J. Beshara	46,676		$12.99	November 21, 2013	106,000	(4)	$1,749,000
	40,000	(2)	$11.95	May 3, 2015
James A. Cochran	133,333		$5.25	October 29, 2013	20,000	(3)	$ 330,000
	15,000	(2)	$10.35	May 3, 2015

(1)
The Company accelerated the vesting of all outstanding stock options on December 31, 2005, so all options listed are fully vested. While the executive officer may exercise the options at any time, each has agreed not to sell the underlying shares until the date the shares would have vested but for the Company’s acceleration of vesting at the end of 2005. The shares underlying options that are still subject to the purchase-and-hold provision of the stock option modification agreements are indicated by footnote.

(2)	Shares are released from the purchase-and-hold provision described in footnote (1) in equal amounts every three months over a three-year period beginning May 3, 2005.

(3)	The restricted stock units vest one-fifth on March 10, 2008 and thereafter each of the remaining one-fifths on each of the next four anniversaries thereof.

(4)	13,200 of the restricted stock units vest on March 10, 2008 and thereafter 13,200 units vest on each of the next four anniversaries thereof. 40,000 of the restricted stock units vest on May 2, 2008.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard E. Perlman	-0-	-0-	-0-	-0-
James K. Price	-0-	-0-	-0-	-0-
J. Miguel Fernandez de Castro	-0-	-0-	(1)	$187,998
Paul P. Lehr	4,666	$8,819	(1)	$20,437
Stephen J. Beshara	-0-	-0-	(1)	$300,602
James A. Cochran	-0-	-0-	-0-	-0-

(1)	See footnotes 3, 4 and 5 to the Summary Compensation Table and footnote 4 to the Grants of Plan-based Awards table above.

Potential Payments Upon Termination or Change-in-Control

The employment agreements with all of the named executive officers provide for a number of possible benefits upon termination of the executive’s employment. If termination is a result of death or disability, then earned but unpaid salary, benefits and bonus are payable. In addition, however, the disabled executive or the estate of the deceased executive will have up to a year to exercise outstanding stock options. If the executive’s employment is terminated by the Company without cause or if the executive resigns for “good reason” (as defined to include, among other things, a material reduction in base salary, job functions, duties or responsibilities, and a relocation of the executive’s work site), then all outstanding stock options and restricted stock units become fully vested and the Company must pay the executive in a lump sum three times his total annual compensation (including base salary, bonuses and benefits) for Messrs. Perlman, Price and Cochran, or one half of annual base salary for Messrs Lehr and Beshara, in effect either immediately before the termination or on the first day of the term of the agreement, whichever is greater. Mr. Fernandez de Castro’s agreement is the same in this regard except he receives three times his total annual compensation if termination without cause or for “good reason” is in connection with a change of control, or one times that amount if not in connection with a change of control. The agreements provide for payment to be made within five business days after termination. Upon a change of control, as defined in the agreements, all outstanding stock options and the right to sell the underlying shares and all outstanding restricted stock units become fully vested. In addition, the executive may, during a period that could reach six months following the change of control, resign and receive payment within five days of the lump-sum severance amounts described above. The employment agreements also provide for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon termination without cause or for “good reason” or in connection with a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code. Finally, the employment agreements prohibit the executive from engaging in certain activities which compete with the Company, seeks to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

The following chart shows the effect of termination and change of control provisions for the named executive officers if the triggering event occurred on the last business day of 2007. The resulting amount payable is the same whether termination is by the Company without cause or by the executive for good reason at any time or termination is voluntary on the part of the executive within a period described in the agreements that may be as long as six months after a change of control. Because the Company accelerated the vesting of all outstanding stock options at the end of 2005, a triggering event at the end of 2007 would not cause any additional acceleration of vesting of options.

Name	Type of Severance Benefit	Amount Payable
Richard E. Perlman	Base Salary	$1,236,672
	Bonus	225,000
	Benefits	24,681
	IRC Sec. 4999 Gross Up	1,104,863
	Total value:	$2,591,216
James K. Price	Base Salary	$1,236,672
	Bonus	225,000
	Benefits	33,426
	IRC Sec. 4999 Gross Up	1,085,261
	Total value:	$2,580,359
J. Miguel Fernandez de Castro	Base Salary	$600,000
	Bonus	75,000
	Benefits	32,712
	IRC Sec. 4999 Gross Up	571,516
	Total value:	$1,279,228
James A. Cochran	Base Salary	$823,317
	Bonus	90,000
	Benefits	14,265
	IRC Sec. 4999 Gross Up	536,403
	Total value:	$1,463,985
Paul P. Lehr	Base Salary	$150,000
	IRC Sec. 4999 Gross Up	0
	Total value:	$150,000
Stephen J. Beshara	Base Salary	$150,000
	IRC Sec. 4999 Gross Up	454,254
	Total value:	$604,254

Compensation Committee Interlocks and Insider Participation

The Company has a Compensation Committee, the members of which are Messrs. Shutzer, Welsh and DeYoung, all of whom are independent directors. Our Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees. This Committee also administers our incentive compensation and benefit plans.

No interlocking relationships currently exist, or have existed between our Compensation Committee and the board of directors or compensation committee of any other company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based upon its review and discussions the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

William A. Shutzer
Raymond H. Welsh
James W. DeYoung

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth as of December 31, 2007, information about our equity compensation plans.

Plan category	(b) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(a) Weighted-average exercise price of outstanding options, warrants and rights	(b) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	3,651,571	$9.35	861,126
Equity compensation plans not approved by security holders	—	—	—
Total	3,651,571	$9.35	861,126

(a)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units which have no exercise price.

(b)
Includes 265,668 shares issued on or about March 7, 2008 pursuant to the vesting of restricted stock units. The RSUs were denominated in dollars, aggregating $1.9 million, and the actual number of shares issuable was determined from the closing price of the Common Stock on March 6, 2008.

PROPOSAL TWO — AMENDMENT OF THE COMPANY’S 2003 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARDS BY AN ADDITIONAL 1,666,667 SHARES

The Board of Directors and the Company’s Compensation Committee has adopted and is proposing for approval by the stockholders an amendment to the Company’s 2003 Stock Incentive Plan, as previously amended (the “Plan”), to increase the number of shares available for award grants under the Plan by 1,666,667, for a total of 7,000,000 shares. Without the amendment, as of June 2, 2008, only approximately 380,000 shares remained available for grants under the Plan. The Board believes it is in the Company’s and the stockholders’ best interest that the Company continue to be able to provide existing and new employees and other eligible participants the type of incentives available under the Plan as the Company continues to grow.

The objectives of the Plan are to (i) attract, motivate and retain employees, directors, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and other individuals who are eligible to participate in the Plan with those of stockholders. All employees, officers, directors and other natural persons who provide bona fide services to the Company (not in connection with the offer or sale of securities in a capital-raising transaction) are eligible for awards under the Plan. As of June 2, 2008, there were approximately 230 employees, officers and directors eligible under the Plan. The Board adopted the Plan on or before December 2003, and it was approved by stockholders on July 19, 2004. As of June 2, 2008, approximately 4.9 million shares under the plan have been awarded.

The shares to be delivered under the Plan may be made available from authorized but unissued shares of common stock, from treasury shares, or from shares purchased in the open market or otherwise. Shares subject to awards initially issued under the Plan that later lapse or become cancelled will be available for further awards under the Plan.

Description of the Plan

GENERAL.    The Plan is administered by the Compensation Committee of the Board (the “Committee”). If any member of the Committee does not qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a subcommittee of the Committee shall be appointed to grant awards to Named Executive Officers (as defined above under “Executive Compensation”) and to officers who are subject to Section 16 of the Exchange Act, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in this summary shall include and, as appropriate, apply to any such subcommittee.

Subject to the requirement that stockholder approval be obtained for certain amendments, the Plan may be amended by the Committee in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously granted under the Plan, unless the participants affected by such amendment provide their written consent.

Under the Plan, participants may be granted stock options (qualified and nonqualified), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and performance shares, provided that non-employee directors are not eligible for grants of qualified stock options or performance shares. Except to the extent the Committee determines that an award shall not comply with the performance-based compensation provisions of Section 162(m), the maximum number of shares subject to options and stock appreciation rights that, in the aggregate, may be granted pursuant to awards in any one calendar year to any one participant shall be 1,500,000 shares, and the maximum number of shares of restricted stock and restricted stock units, and performance shares or units that may be granted, in the aggregate, pursuant to awards in any one calendar year to any one participant shall be 1,000,000 shares.

Shares awarded or subject to purchase under the Plan that are not delivered or purchased, or revert to the Company as a result of forfeiture or termination, expiration or cancellation of an award, will be again available for issuance under the Plan.

The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award. The Committee may provide in the agreements relating to awards under the Plan for automatic accelerated vesting and other rights upon the occurrence of a change in control or upon the occurrence of other events as may be specified in such agreements. To the extent provided by law, the Committee may delegate to one or more persons the authority to grant awards to individuals who are not Named Executive Officers and not subject to Section 16 under the Exchange Act. The Committee has delegated authority to the Chairman of the Board and the Chief Executive Officer of the Company to grant awards for up to 15,000 shares of common stock each calendar quarter in the aggregate to employees of the Company. As applicable, when used in this description of the Plan, the Committee also refers to any such individual to whom the Committee has delegated some of its authority to grant awards.

STOCK OPTIONS.    The number of shares subject to a stock option, the type of stock option (i.e., incentive stock option or nonqualified stock option), the exercise price of a stock option (which for an incentive stock option shall be not less than the fair market value of a share on the date of grant) and the period of exercise will be determined by the Committee and set forth in an option agreement; provided that no option will be exercisable more than ten years after the date of grant.

Options granted under the Plan shall be exercisable at such times and be subject to restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by a participant. The Committee shall determine and set forth in the option agreement the extent to which options are exercisable after termination of employment. The Committee may provide for deferral of option gains related to an exercise. The option price upon exercise shall be paid to the Company in full, either (a) in cash, (b) cash equivalent approved by the Committee, (c) by tendering (or attesting to the ownership of) previously acquired shares having an aggregate fair market value at the time of exercise equal to the total exercise option price, or (d) by a combination of (a), (b) and (c). The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

SARS.    SARs granted under the Plan entitle the grantee to receive an amount payable in shares and/or cash, as determined by the Committee, equal to the excess of the fair market value of a share on the day the SAR is exercised over the specified exercise price. SARs may be granted in tandem with a related stock option or independently. If a SAR is granted in tandem with a stock option, the grantee may exercise the stock option or the SAR, but not both. The Committee shall determine and set forth in the award agreement the extent to which SARs are exercisable after termination of employment.

RESTRICTED STOCK/RESTRICTED STOCK UNITS.    Restricted stock awards may be made either alone, in addition to or in tandem with other types of awards permitted under the Plan and may be current grants of restricted stock or deferred grants. The terms of restricted stock awards, including the restriction period, performance targets applicable to the award and the extent to which the grantee will have the right to receive unvested restricted stock following termination of employment or other events, will be determined by the Committee and be set forth in the agreement relating to such award. Unless otherwise set forth in an agreement relating to a restricted stock award, the grantee of restricted stock shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive dividends, provided however that the Committee may require that any dividends on such shares of restricted stock be automatically deferred and reinvested in additional restricted stock or may require that dividends on such shares be paid to the Company to be held for the account of the grantee.

A restricted stock unit is an unsecured promise to transfer an unrestricted share at a specified future date, such as a fixed number of years, retirement or other termination of employment (which date may be later than the vesting date of the award at which time the right to receive the share becomes nonforfeitable). Restricted stock units represent the right to receive a specified number of shares at such times, and subject to such restriction period and other conditions, as the Committee determines. A participant to whom restricted stock units are awarded has no rights as a stockholder with respect to the shares represented by the restricted stock units unless and until shares are actually delivered to the participant in settlement of the award. However, restricted stock units may have dividend equivalent rights if provided for by the Committee.

PERFORMANCE SHARES.    Performance shares are awards granted in terms of a stated potential maximum number of shares, with the actual number and value earned to be determined by reference to the satisfaction of performance targets established by the Committee. Such awards may be granted subject to any restrictions, in addition to performance conditions, deemed appropriate by the Committee. Except as otherwise provided in an agreement relating to performance shares, a grantee shall be entitled to receive any dividends declared with respect to shares earned that have not yet been distributed to the grantee and shall be entitled to exercise full voting rights with respect to such shares.

PERFORMANCE MEASURES.    If awards granted or issued under the Plan are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure(s) to be used for purposes of such awards shall be chosen by the Committee from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total stockholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, stock price, cost, and/or unit cost. The Committee can establish other performance measures for awards granted to participants that are not Named Executive Officers, as defined in the Securities Exchange Act of 1934, as amended, or for awards granted to Named Executive Officers that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

MISCELLANEOUS PROVISIONS.    The Plan prohibits the Company from decreasing the Option Price of any outstanding Option (except for changes in capitalization) without first receiving stockholder approval of such repricing.

Federal Income Tax Consequences

The following is a brief summary of the current U.S. federal income tax consequences of awards made under the Plan. This summary is general in nature and is not intended to cover all tax consequences that may apply to participants and the Company. Further, the provisions of the Code and the regulation and rulings thereunder relating to these matters may change.

STOCK OPTIONS.    A participant will not recognize any income upon the grant or purchase of a stock option. A participant will recognize income taxable as ordinary income (and subject to income tax withholding for Company employees) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over the sum of the exercise price and the amount, if any, paid for the option on an after-tax basis, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option provided that the incentive stock option is exercised either while the participant is an employee of the Company or within 3 months (one year if the participant is disabled within the meaning of Section 22(c)(3) of the Code) following the participant’s termination of employment. If shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize income taxable as ordinary income equal to the excess of (i) the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over (ii) the exercise price, and the Company will be entitled to a corresponding deduction.

SARS.    A participant will not recognize any income upon the grant of a SAR. A participant will recognize income taxable as ordinary income (and, subject to income tax withholding for Company employees) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction.

RESTRICTED STOCK AWARDS.    A participant will not recognize taxable income at the time of the grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under a special Code provision to be taxed at the time such restricted stock award is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions on such restricted stock award lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant making the above-described special election or upon the lapse of the restrictions is deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) applies. In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding for Company employees), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction.

RESTRICTED STOCK UNITS.    A participant will not recognize taxable income at the time of the grant of a restricted stock unit and the Company will not be entitled to a tax deduction at such time. When the participant receives shares pursuant to a restricted stock unit, the federal income tax consequences applicable to restricted stock awards, described above, will apply.

PERFORMANCE SHARE AWARDS.    A participant will not recognize taxable income upon the grant of a performance share award, and the Company will not be entitled to a tax deduction at such time. Upon the settlement of a performance share award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for Company employees) in an amount equal to the cash paid and the fair market value of the shares delivered to the participant, and the Company will be entitled to a corresponding deduction.

COMPLIANCE WITH SECTION 162(m).    Section 162(m) of the Code denies an income tax deduction to an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the Chief Executive Officer or any of the four most highly compensated executive officers other than the Chief Executive Officer. Compensation realized with respect to stock options awarded under the Plan, including upon exercise of a non-qualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the Plan be approved by the Company’s current stockholders. In addition, other types of awards under the Plan may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m). To satisfy the requirements that apply to

“performance-based” compensation, those performance measures must be approved by our current stockholders, and approval of the Plan will also constitute approval of those measures.

Plan Awards

As of June 2, 2008, awards with respect to 4,953,707 shares of common stock have been granted and awards with respect to 3,412,697 shares are outstanding under the Plan. Exercise prices for stock options are set at fair market value on the day of grant and range from a low of $5.25 per share to a high of $16.06 per share. Options granted under the Plan through June 2, 2008 expire ten years after the grants, beginning October 29, 2013. On June 2, 2008, the market value of all shares of common stock underlying outstanding awards granted under the Plan was $22,114,277. The table below shows options and RSUs received under the Plan by the indicated participants through June 2, 2008:

NAME AND POSITION	NUMBER OF OPTIONS	NUMBER OF RSUs
Named Executive Officers:
Richard E. Perlman — Chairman	416,667	58,000
James K. Price — CEO	416,667	58,000
J. Miguel Fernandez de Castro — CFO (from 10/07)	48,333	90,000
Paul A. Lehr — COO	173,333	156,000
Stephen J. Beshara — Chief Branding Officer	173,333	181,000
James A. Cochran — Senior Vice President	148,333	50,000
Current Executive Officers, as a Group*	1,331,666	588,000

Non-Executive Officer Director nominees:
J. Thomas Presby	68,333	14,000
William A. Shutzer	68,333	14,000
Raymond H. Welsh	53,332	10,000
James W. DeYoung	61,665	18,988
Sir Anthony Jolliffe	89,998	14,580
Non-executive Officer Directors, as a Group	341,661	71,568

Employees (including officers) who are not Executive Officers, as a Group	1,657,104	740,668

*	Does not include awards to James A. Cochran, who is still an officer of the Company but no longer an executive officer.

Subject to approval of the proposed amendment to the Plan by the stockholders, future awards will be made at the discretion of the Committee. The number of awards that may be granted in the future to eligible participants is not currently determinable. Only Messrs. Perlman, Price, Lehr and Beshara received 5% or more of the awards granted under the Plan.

Vote Required

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting is required for approval of the proposed amendment of the Plan. Broker non-votes are not entitled to vote on this matter, and consequently will not affect the outcome. Abstentions have the same effect as votes against adoption of the proposal. Proxies that are executed, but that do not contain any specific instructions, will be voted for this proposed amendment of the Plan.

Recommendation of the Board of Directors

Our Board of Directors recommends that stockholders vote FOR approval of the proposed amendment of the Plan.

PROPOSAL THREE — SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2008

The Audit Committee of the Board of Directors has selected Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2008, and proposes that the stockholders ratify this selection at the annual meeting. Ratification of the selection of Ernst & Young LLP requires the approval of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes will not be counted. If the selection of Ernst & Young LLP is rejected by the stockholders, then the Audit Committee will re-evaluate its selection. Proxies that are executed, but that do not contain any specific instructions, will be voted for the selection of Ernst & Young LLP.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board unanimously recommends a vote FOR this proposal.

Report of the Audit Committee

Three members of the Company’s Board of Directors comprise the Audit Committee of the Board. Those members are Messrs. J. Thomas Presby, William A. Shutzer and Raymond H. Welsh. The Board of Directors has adopted a written charter for the Audit Committee.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2007 and discussed these financial statements with the Company’s management and independent auditors. As appropriate, the Audit Committee reviewed and evaluated, and discussed with the Company’s management, internal accounting and financial personnel and the independent auditors, the following:

—	the plan for, and the independent auditors’ report on, the audit of the Company’s financial statements;

—	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to the Company’s stockholders;

—	management’s selection, application and disclosure of critical accounting policies;

—	changes in the Company’s accounting practices, principles, controls or methodologies;

—	significant developments or changes in accounting rules applicable to the Company; and

—	the adequacy of the Company’s internal controls and accounting and financial personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP, the Company’s independent auditors. SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following, if applicable:

—	methods to account for significant unusual transactions;

—	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

—	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

—	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and Rule 3600T of the PCAOB. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to the Company which are described in “Independent Accountant Fees” below is compatible with maintaining such auditors’ independence.

In performing all of the functions described above, the Audit Committee acts only in an oversight capacity. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

By the Audit Committee:

J. Thomas Presby
William A. Shutzer
Raymond H. Welsh

Independent Accountant Fees

Audit Fees and All Other Fees

Audit Fees

Fees for audit services totaled approximately $1.1 million in 2007 and $536,000 in 2006, including fees associated with the annual audit and internal control report, the reviews of the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K and, for 2007, fees associated with the stock option investigation.

Audit-Related Fees

Fees for audit related services totaled approximately $1,500 in 2007 and $2,000 in 2006. Audit related services principally include accounting consultations and other attest services.

Tax Fees

Fees for tax services totaled approximately $37,000 in 2007 and $50,000 in 2006, including tax compliance, tax advice and tax planning.

All Other Fees

The Company did not pay its principal accountant any other fees in 2007 or in 2006.

The Audit Committee pre-approves all services for which the principal accountant is engaged.

We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not know of any other matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. However, if any other matter is properly presented at the meeting, proxies will be voted in accordance with the judgment of the proxy holders.

PROXIES

Proxies are solicited on behalf of the Company, and the cost of this solicitation will be borne by the Company. Directors, officers and other employees of the Company may, without compensation other than reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company may reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in assisting in the distribution of the Company’s proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

Once given, you may later revoke your proxy prior to the vote at the meeting by (1) delivering a written instrument revoking the proxy to our Secretary, (2) delivering another proxy with a later date to our Secretary, or (3) voting in person. Attendance at the annual meeting will not constitute a revocation of a proxy absent compliance with one of the foregoing three methods of revocation.

COMMUNICATING WITH THE BOARD OF DIRECTORS

TurboChef security holders and other parties with concerns about the Company’s conduct or about accounting, internal control or auditing matters may communicate with the Board by writing to them in care of the Corporate Secretary, TurboChef Technologies, Inc., Six Concourse Parkway, Suite 1900, Atlanta, GA 30328. All concerns related to accounting, internal control or auditing matters will be referred to the Chairman of the Audit Committee. Correspondence otherwise will be directed as requested by the writer. The Company may screen or filter out solicitations for goods or services or other inappropriate communications unrelated to TurboChef or its business under procedures adopted by the independent members of the Board.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Any stockholder intending to submit a proposal for inclusion in the proxy statement and form of proxy for our 2009 Annual Meeting of Stockholders must submit the proposal to the attention of our Secretary at our principal executive office sufficiently far in advance so that it is received by us no later than March 20, 2009.

In addition, stockholders may present proposals which are proper subjects for consideration at an annual meeting, including nominees for election to our Board of Directors, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the proposal should be submitted to the attention of our Secretary at our principal executive office in a timely manner before we send out our proxy materials. For the 2009 Annual Meeting of Stockholders such a proposal should be submitted sufficiently far in advance that it is received by us no later than April 27, 2009. Proxy voting on proposals, if any, received after that date will be subject to the discretionary voting authority of the designated proxy holders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, including us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT THAN THAT WHICH IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 11, 2008. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY OTHER DATE.

Appendix to Schedule 14A

TURBOCHEF TECHNOLOGIES, INC.

2003 STOCK INCENTIVE PLAN

Table of Contents	Page
ARTICLE 1 - GENERAL PROVISIONS	1
1.1 Establishment of Plan	1
1.2 Purpose of Plan	1
1.3 Types of Awards	1
1.4 Effective Date	1
1.5 Duration of the Plan	1
ARTICLE 2 - DEFINITIONS	1
ARTICLE 3 - ADMINISTRATION	6
3.1 General	6
3.2 Authority of the Committee.	6
3.3 Participation Outside of the United States	7
3.4 Delegation of Authority	7
3.5 Award Agreements	7
3.6 Indemnification	7
ARTICLE 4 – SHARES SUBJECT TO THE PLAN	8
4.1 Number of Shares	8
4.2 Individual Limits	8
4.3 Lapsed Award	9
4.4 Adjustment of Shares	9
ARTICLE 5 - STOCK OPTIONS	9
5.1 Grant of Options	9
5.2 Agreement	9
5.3 Option Price	10
5.4 Duration of Options	10
5.5 Exercise of Options	10
5.6 Payment	10
5.7 Nontransferability of Options.	10
5.8 Special Rules for ISOs	11
ARTICLE 6 - STOCK APPRECIATION RIGHTS	11
6.1 Grant of SARs	11
6.2 Tandem SARs	11
6.3 Payment	11
6.4 Exercise of SARs	12

-i-

Table of Contents (Continued)	Page
ARTICLE 7 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS	12
7.1 Grant of Restricted Stock and Restricted Stock Units	12
7.2 Restricted Stock Agreement	12
7.3 Restricted Stock Units Agreement	12
7.4 Nontransferability	12
7.5 Certificates	12
7.6 Dividends and Other Distributions	13
ARTICLE 8 - PERFORMANCE SHARES AND UNITS	13
8.1 Grant of Performance Shares/Units	13
8.2 Value of Performance Shares/Units	13
8.3 Earning of Performance Shares/Units	13
8.4 Form and Timing of Payment of Performance Shares/Units	13
8.5 Nontransferability	14
ARTICLE 9 - PERFORMANCE MEASURES	14
ARTICLE 10 - BENEFICIARY DESIGNATION	15
ARTICLE 11 - DEFERRALS	15
ARTICLE 12 - WITHHOLDING	15
12.1 Tax Withholding	15
12.2 Share Withholding	15
ARTICLE 13 - AMENDMENT AND TERMINATION	16
13.1 Amendment of Plan	16
13.2 Amendment of Award Agreement	16
13.3 Termination of Plan	16
13.4 Cancellation of Awards for Detrimental Activity	16
13.5 Assumption or Cancellation of Awards Upon a Corporate Transaction	17
ARTICLE 14 - MISCELLANEOUS PROVISIONS	18
14.1 Restrictions on Shares	18
14.2 Rights of a Stockholder	18
14.3 No Implied Rights	18

-ii-

Table of Contents (Continued)	Page
14.4 Compliance with Laws.	18
14.5 Successors	19
14.6 Tax Elections	19
14.7 Legal Construction.	19

-iii-

TURBOCHEF TECHNOLOGIES, INC.

2003 STOCK INCENTIVE PLAN

ARTICLE 1 - GENERAL PROVISIONS

1.1       Establishment of Plan. TurboChef Technologies, Inc., a Delaware corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “TurboChef Technologies, Inc. 2003 Stock Incentive Plan” (the “Plan”), as set forth in this document.

1.2       Purpose of Plan. The objectives of the Plan are to (i) attract and retain employees, directors, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees’ and other Eligible Participants with those of the Company’s stockholders.

1.3       Types of Awards. Awards under the Plan may be made to Eligible Participants in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or any combination of these.

1.4       Effective Date. The Plan shall be effective on October 29, 2003, the date it was approved by the Board of Directors of the Company (the “Effective Date”), subject to approval by the Company’s stockholders within the 12-month period immediately thereafter.

1.5       Duration of the Plan. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 13, until the day prior to the tenth (10th) anniversary of the Effective Date.

ARTICLE 2 - DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1       “Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.2       “Agreement” means the written agreement evidencing an Award granted to the Participant under the Plan.

2.3       “Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or combination of these.

2.4       “Board” means the Board of Directors of the Company.

2.5       “Cause” means, unless provided otherwise in the Agreement: any conduct amounting to fraud, dishonesty, willful misconduct, negligence, significant activities materially harmful to the reputation of the Company or an Employer, insubordination or conviction of a felony or a crime involving moral turpitude, all as determined in the exercise of good faith by the Board of Directors of the Company. Without limiting the foregoing, the following shall constitute Cause: (i) Participant’s breach of this Plan or any agreement between Participant and the Employer, (ii) negligence in Participant’s attention to the business or affairs of the Employer or intentionally failing to perform a reasonably requested directive or assignment or failure to perform his duties with the Employer substantially in accordance with the Employer’s operating and personnel policies and procedures generally applicable to all of its employees, (iii) the misappropriation (or attempted misappropriation) of any of the Employer’s funds or property. “Cause” under (i), (ii) and (iii) above shall be determined by the Committee. Notwithstanding the foregoing, if the Participant has entered into an employment agreement with the Employer that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the Participant for purposes of this Plan.

2.6       “Change in Control” means:

(a)       Any Person is or becomes the beneficial owner within the meaning of Rule 13d-3 promulgated under the Act (but without regard to any time period specified in Rule 13d-3(d)(1)(i)), of 50 percent or more of either (i) the then outstanding Shares or (ii) the combined voting power of then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, (1) any acquisition by the Company or (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b)       Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other then the Board shall not be deemed a member of the Incumbent Board;

(c)       Consummation by the Company of a reorganization, merger, or consolidation or sale of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Shares and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3 percent of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Shares and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly 33 1/3 percent or more of the Outstanding Shares or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33 1/3 percent or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d)       Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

2.7        “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.8       “Committee” means the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article 3. If any member of the Committee does not qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Act, and (ii) an “outside director” within the meaning of Code Section 162(m), a subcommittee of the Committee shall be appointed to grant Awards to Named Executive Officers and to officers who are subject to Section 16 of the Act, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee. If, at any time, the Board has not appointed a Committee, the Board shall be the Committee.

2.9       “Company” means TurboChef Technologies, Inc., a Delaware corporation, and its successors and assigns.

2.10     “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company or any Employer shall not be considered a Director, but instead shall be considered an employee for purposes of the Plan.

2.11     “Disability” means, with respect to any Incentive Stock Option, disability as determined under Code Section 22(e)(3), and with respect to any other Award, (i) with respect to a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Award.

2.12     “Effective Date” shall have the meaning ascribed to such term in Section 1.4 hereof.

2.13     “Eligible Participant” means an employee of the Employer (including an officer) as well as any other natural person, including a Director or proposed Director and a consultant or advisor who provides bona fide services to the Employer not in connection with the offer or sale of securities in a capital-raising transaction, subject to limitations as may be provided by the Code, the Act or the Committee, as shall be determined by the Committee.

2.14     “Employer” means the Company and any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Code Sections 424(e) and 424(f). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of “Employer.”

2.15     “Fair Market Value” means the fair market value of a Share, as determined in good faith by the Committee; provided, however, that

(a)       if the Shares are traded on a national or regional securities exchange or on The Nasdaq National Market System (“Nasdaq”) on a given date, Fair Market Value on such date shall be the closing sales price for a Share on the securities exchange on the immediately preceding date (or, if no sales of Shares were made on such exchange on such date, on the next preceding day on which sales were made on such exchange), all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

(b)       if the Shares are not listed on any securities exchange or traded on Nasdaq, but nevertheless are publicly traded and reported (through the OTC Bulletin Board or otherwise), Fair Market Value on such date shall be the closing sales price on the immediately preceding day (or, if there are no sales on such date, on the next preceding day); provided, however, that the Fair Market Value for stock options granted on the Effective Date shall be $1.75, which is the volume-weighted average price on such date.

For purposes of subsection (a) above, if Shares are traded on more than one securities exchange then the following exchange shall be referenced to determine Fair Market Value: (i) the New York Stock Exchange (“NYSE”), or (ii) if shares are not traded on the NYSE, the Nasdaq, or (iii) if shares are not traded on the NYSE or Nasdaq, the largest regional exchange on which Shares are traded.

2.16     “Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is intended to meet the requirements of Section 422 of the Code.

2.17     “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.

2.18     “Named Executive Officer” means a Participant who, as of the date an Award could be deductible by the Employer, is one of the group of “covered employees” as defined in the regulations promulgated or other guidance under Code Section 162(m).

2.19     “Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is not intended to meet the requirements of Section 422 of the Code.

2.20     “Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

2.21     “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.22     “Participant” means an Eligible Participant to whom an Award has been granted.

2.23     “Performance Share” means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code Section 162(m) in the case of a Named Executive Officer, unless the Committee determines not to comply with Code Section 162(m).

2.24     “Performance Unit” means an Award under Article 8 of the Plan that has a value set by the Committee, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code Section 162(m) in the case of a Named Executive Officer, unless the Committee determines not to comply with Code Section 162(m).

2.25     “Plan” means this TurboChef Technologies, Inc. 2003 Stock Incentive Plan, as amended from time to time.

2.26     “Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any cash dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27     “Restricted Stock Unit” or “RSU” means a right granted under Article 7 of the Plan to receive a number of shares, or a cash payment for each such share equal to the Fair Market Value of a Share, on a specified date.

2.28     “Restriction Period” means the period commencing on the date an Award of Restricted Stock or an RSU is granted and ending on such date as the Committee shall determine.

2.29     “Retirement” means termination of employment other than for Cause after a Participant has reached the age of 65 years.

2.30     “Share” means one share of common stock of the Company (as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan).

2.31     “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase price.

ARTICLE 3 - ADMINISTRATION

3.1       General. This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. Members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board.

3.2       Authority of the Committee.

(a)       The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation, the determination of the number of Options, Stock Appreciation Rights, RSUs, Shares of Restricted Stock, Performance Shares or Performance Units subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

(b)       The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(c)       In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(d)       All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its stockholders, Participants, Eligible Participants and their estates, beneficiaries and successors.

3.3       Participation Outside of the United States. The Committee or its designee shall have the authority to amend the Plan (including by the adoption of appendices or subplans) and/or the terms and conditions relating to an Award to the extent necessary to permit participation in the Plan by eligible individuals who are located outside of the United States on terms and conditions comparable to those afforded to eligible individuals located within the United States, provided that any such action taken with respect to a Named Executive Officer shall be taken in compliance with Section 162(m) of the Code.

3.4       Delegation of Authority. Except with respect to Named Executive Officers and Insiders, the Committee may, at any time and from time to time, delegate to one or more persons any or all of its authority under Section 3.2, to the full extent permitted by law.

3.5       Award Agreements. Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement.

3.6       Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

ARTICLE 4 – SHARES SUBJECT TO THE PLAN

4.1       Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant of Awards under the Plan shall be six million (6,000,000) Shares, all of which may be granted as Incentive Stock Options. The Shares may, in the discretion of the Company, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company, whether on the market or otherwise.

           The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a)       If, for any reason, any Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of an Option, Stock Appreciation Right, Performance Shares or Performance Units, such Shares (“Returned Shares”) shall not be charged against the aggregate number of Shares available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to Award under the Plan. If the exercise price and/or withholding obligation under an Option is satisfied by tendering Shares to the Company (either by actual delivery or attestation), only the number of Shares issued net of the Shares so tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan.

(b)       Each RSU and each Performance Share awarded that may be settled in Shares shall be counted as one Share subject to an Award. Each Performance Unit awarded that may be settled in Shares shall be counted as a number of Shares subject to an award, with the number determined by dividing the value of the Performance Unit at grant by the Fair Market Value of a Share at Grant. Performance Shares and Units and RSUs that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a charge against the aggregate number of Shares available for issuance.

(c)       Each Stock Appreciation Right that may be settled in Shares shall be counted as one Share subject to an award. Stock Appreciation Rights that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a charge against the aggregate number of Shares available for issuance. In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a charge against the aggregate number of Shares available for issuance.

4.2       Individual Limits. Except to the extent the Committee determines that an Award to a Named Executive Officer shall not comply with the performance-based compensation provisions of Code Section 162(m), the following rules shall apply to Awards under the Plan:

(a)       Options and SARs. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted pursuant to Awards in any one calendar year to any one Participant shall be one million five hundred thousand (1,500,000) Shares.

(b)       Restricted Stock, RSUs and Performance Shares. The maximum number of Shares of Restricted Stock and the maximum number of Shares subject to RSUs that may be granted pursuant to Awards in any one calendar year to any one Participant shall be one million (1,000,000) Shares. The maximum grant of Performance Shares and Units (valued as of the grant date) that may be granted in any one fiscal year to any one Participant shall equal the value of one million (1,000,000) Shares.

4.3       Lapsed Award. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, or if Shares are withheld in payment of the Option Price or for withholding taxes, any Shares subject to such Award or that are withheld shall again be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, termination, expiration or lapse, the holder of the Award at any time received one or more “benefits of ownership” pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not again be made available for regrant under the Plan.

4.4       Adjustment of Shares. In the event of a corporate transaction involving the Company (including, without limitation, any stock split, recapitalization, reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), merger, consolidation, separation, including a spin-off, other distribution of stock or property of the Company, or any partial or complete liquidation of the Company), the Committee, in its sole discretion, may make adjustments as it determines to be appropriate and equitable to prevent dilution or enlargement of rights, including but not limited to adjustment in the number and class of Shares which may be delivered under the Plan, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and any other adjustments as the Committee determines to be equitable; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards of whole Shares. Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

ARTICLE 5 - STOCK OPTIONS

5.1       Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an employee may be granted ISOs.

5.2       Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an

Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

5.3       Option Price. The Option Price for each grant of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. The Option Price for each grant of an NQSO may be less than, equal to or greater than the Fair Market Value of a Share on the date the Option is granted.

5.4       Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date.

5.5       Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Company or upon the occurrence of other events as specified in the Agreement. In addition, the Committee may provide in the Agreement for the deferral of option gains related to an exercise.

5.6       Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (less any amount previously paid by the Participant to acquire the Option). The Option Price upon exercise of any Option shall be payable to the Company in full, either: (a) in cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) and (c). The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

5.7       Nontransferability of Options

(a)       Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)       Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement consistent with securities and other applicable laws, rules and regulations, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a

Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant.

5.8       Special Rules for ISOs. Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000).

ARTICLE 6 - STOCK APPRECIATION RIGHTS

6.1       Grant of SARs. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option Price per Share, times the number of Shares under the Option, or portion thereof, which is surrendered.

6.2       Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of Stock Appreciation Rights related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

6.3       Payment. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of an SAR will be in the form of all cash, all Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Committee shall have sole discretion as to the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

6.4       Exercise of SARs. Upon exercise of an SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered.

ARTICLE 7 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1       Grant of Restricted Stock and Restricted Stock Units. Awards of Restricted Stock and Restricted Stock Units ("RSUs") may be made to Eligible Participants as a reward for past service or as an incentive for the performance of future services that will contribute materially to the successful operation of the Employer. Awards of Restricted Stock and RSUs may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock and RSUs or deferred grants of Restricted Stock and RSUs.

7.2       Restricted Stock Agreement. The Restricted Stock Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock, which may be more than, equal to, or less than Fair Market Value and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock such as continued service or achievement of performance goals; the length of the Restriction Period, if any, and whether any circumstances, such as death, Disability, or a Change in Control, will shorten or terminate the Restriction Period; and rights of the Participant to vote or receive dividends with respect to the Shares during the Restriction Period.

7.3       Restricted Stock Units Agreement. The Restricted Stock Unit Agreement shall set forth the terms of the Award, as determined by the Committee, including without limitation, the number of RSUs granted to the Participant; the restrictions, terms and conditions of the Award; whether the Award will be paid in cash, Shares, or a combination of the two and the time when the Award will be payable; any requirements such as continued service or achievement of certain performance measures; the length of the Restriction Period, if any, and whether any circumstances such as Change in Control, termination of employment, disability or death will shorten or terminate any vesting or Restriction Period; and whether dividend equivalents will be paid or accrued with respect to the RSUs.

7.4       Nontransferability. Except as otherwise provided in this Article 7, no RSUs and no Shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

7.5       Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional Share to the holder thereof. Concurrently with the delivery of a certificate for Restricted Stock, the holder shall be required to pay an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 12 below.

7.6       Dividends and Other Distributions. Except as provided in this Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a stockholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts. In addition, with respect to Named Executive Officers, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for the performance-based compensation exception under Code Section 162(m).

ARTICLE 8 - PERFORMANCE SHARES AND UNITS

8.1       Grant of Performance Shares/Units. Performance Shares, Performance Units or both may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2       Value of Performance Shares/Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units or both that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.”

8.3       Earning of Performance Shares/Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Units shall be entitled to receive a payout of the number and value of Performance Shares/Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4       Form and Timing of Payment of Performance Shares/Units. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Units in the form of cash or in Shares (or in a combination thereof) which has an aggregate Fair Market Value equal to the value of the earned Performance Shares/Units at the close of the applicable

Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Except as otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to receive any dividends declared with respect to Shares earned in connection with earned grants of Performance Shares/Units, that have not yet been distributed to the Participant (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 7.6 herein). In addition, unless otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to exercise full voting rights with respect to such Shares.

8.5       Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares/Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

ARTICLE 9 - PERFORMANCE MEASURES

Until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Named Executive Officers’ Awards that are intended to qualify under the performance-based compensation provisions of Code Section 162(m), the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total stockholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, inventory turnover ratio, stock price, cost, and/or unit cost. The Committee can establish other performance measures for Awards granted to Eligible Participants that are not Named Executive Officers.

The Committee shall be authorized to make adjustments in performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 10 - BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 11 - DEFERRALS

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or RSUs, or the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 12 - WITHHOLDING

12.1     Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. If a Participant makes a disposition within the meaning of Section 424(c) of the Code and regulation promulgated thereunder, of any Share or Shares issued to him pursuant to his exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of any required tax withholding.

12.2     Share Withholding. With respect to withholding required upon the exercise of Options or SARS, upon the lapse of restrictions on Restricted Stock or RSUs, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of Shares, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 13 - AMENDMENT AND TERMINATION

13.1     Amendment of Plan. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. To the extent required by Code Sections 162(m) or 422 and/or the rules of the exchange upon which the Shares are traded or other applicable law, no amendment, without approval by the Company’s stockholders, shall (i) modify the requirements as to eligibility for participation in the Plan; (ii) except as provided in Section 4.3, increase the maximum number of Shares which are available for issuance in accordance with Section 4.1; (iii) increase the maximum grants that may be made to a Participant under Section 4.2, or (iv) change the performance measures in Article 9.

13.2     Amendment of Award Agreement. The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Section 13.4 and 13.5, if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Notwithstanding the above provision, the Committee shall not have the authority to decrease the Option Price of any outstanding Option, except in accordance with Section 4.3 or unless such an amendment is approved by the stockholders of the Company.

13.3     Termination of Plan. No Awards shall be granted under the Plan on or after the tenth anniversary of the Effective Date of the Plan.

13.4     Cancellation of Awards for Detrimental Activity. The Committee may provide in the Award Agreement that if a Participant engages in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Share, Performance Unit, or RSU payout, or receives Shares under an Award at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the then fair market value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

For purposes of this Section , “Detrimental Activity” means any of the following, as determined by the Committee in good faith: (i) the violation of any agreement between the Company and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services; (ii) conduct that constitutes Cause (as defined in Section 2.5 above), whether or not the Participant’s employment is terminated for Cause; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company which is disparaging or which in any way reflects negatively upon the Company; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company; or (v) the refusal or failure of a Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she is in full compliance with the terms and conditions of the Plan; provided, that the Committee may provide in the Agreement that only certain of the restrictions provided above apply for purposes of the Award Agreement.

13.5     Assumption or Cancellation of Awards Upon a Corporate Transaction. In the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that stockholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other Change in Control or corporate transaction to which the Committee deems this provision applicable (any such event is referred to as a “Corporate Transaction”), the Committee may, in its discretion, cause each Award to be assumed or for an equivalent Award to be substituted by the successor corporation or a parent or subsidiary of such successor corporation (and adjusted as appropriate).

In addition or in the alternative, the Committee, in its discretion, may determine that all or certain types of Awards will be cancelled at or immediately prior to the time of the Corporate Transaction; provided, however, that at least 30 days prior to the Corporate Transaction (or, if not feasible to provide 30 days notice, within a reasonable period prior to the Corporate Transaction), the Committee notifies the Participant that, subject to rescission if the Corporate Transaction is not successfully completed within a certain period, the Award will be terminated and provides the Participant, either, at the election of the Committee, (i) a payment (in cash or Shares) equal to value of the Award, as determined below, or (ii) the right to exercise the Option or other Award as to all Shares, including Shares as to which the Option or other Award would not otherwise be exercisable (or with respect to Restricted Stock, RSUs, Performance Shares or Performance Units, provide that all restrictions shall lapse) prior to the Corporate Transaction. For purposes of this provision, the value of the Award shall be measured as of the date of the Corporate Transaction and shall equal the amount of cash or Shares that would be payable to the Participant upon exercise or vesting of the Award, less the amount of any payment required to be tendered by the Participant upon such exercise. For example, the amount payable to the Participant upon the Committee’s decision to cancel outstanding Options would equal the difference between the Fair Market Value of the Options and the Exercise Price for such Options, computed as of the date of the Corporate Transaction.

ARTICLE 14- MISCELLANEOUS PROVISIONS

14.1     Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

14.2     Rights of a Stockholder. Except as otherwise provided in Article 7 of the Plan and in the Restricted Stock Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, Stock Appreciation Right, RSU, Performance Unit, or Performance Share shall have any right as a stockholder with respect to any Shares covered by such Award prior to the date of issuance to him or her of a certificate or certificates for such Shares.

14.3     No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a Director thereof, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time. Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

14.4     Compliance with Laws

(a)       At all times when the Committee determines that compliance with Code Section 162(m) is required or desirable, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 13, make any adjustments it deems appropriate.

(b)       The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

14.5     Successors. The terms of the Plan shall be binding upon the Company, and its successors and assigns.

14.6     Tax Elections. Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code Section 83(b) or any similar provision thereof.

14.7     Legal Construction

(a)       Severability. If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

(b)       Gender and Number. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c)       Governing Law. To the extent not preempted by federal law, the Plan and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, this Plan is executed this the 29th day of October, 2003.

TURBOCHEF TECHNOLOGIES, INC.
ATTEST:	By : /s/ Richard E. Perlman Authorized Officer
/s/ James A. Cochran Secretary

TURBOCHEF TECHNOLOGIES, INC.

AMENDMENT TO

2003 STOCK INCENTIVE PLAN

Background

TurboChef Technologies, Inc. (the “Company”) adopted its 2003 Stock Incentive Plan (the “Plan”) on October 29, 2003. Under Section 4.1 of the Plan, the total number of shares of Common Stock of the Company available for grant of Awards under the Plan was six million (6,000,000) shares. The Company’s Board of Directors deemed it advisable that the number of shares available for grant of Awards be increased to a total of ten million (10,000,000) shares. Under Section 13.1 of the Plan the Committee, defined in the Plan as the Compensation Committee of the Company’s Board of Directors, is authorized at any time to amend the Plan.

Amendment

At a meeting held on March 29, 2004, the Company’s Board of Directors, including both members of the Compensation Committee, unanimously approved amending the Plan to increase by four million the number of shares of Common Stock of the Company available for grant of Awards under the Plan. Accordingly, the Plan is amended, effective April 1, 2004, by deleting the first sentence of Section 4.1 thereof and substituting in lieu thereof the following sentence:

Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant of Awards under the Plan shall be ten million (10,000,000) Shares, all of which may be granted as Incentive Stock Options.

By authority of the Board of Directors

/s/ Dennis J. Stockwell

Dennis J. Stockwell

Secretary

TURBOCHEF TECHNOLOGIES, INC.

SECOND AMENDMENT TO

2003 STOCK INCENTIVE PLAN

Background

TurboChef Technologies, Inc. (the “Company”) adopted its 2003 Stock Incentive Plan (the “Plan”) on October 29, 2003. Under Section 4.1 of the Plan, the total number of shares of Common Stock of the Company available for grant of Awards under the Plan was six million (6,000,000) shares. Effective April 1, 2004, the Company amended the Plan to increase the number of shares available for Award grants to ten million (10,000,000) shares. The amended Plan was approved by stockholders of the Company on July 19, 2004. Effective December 27, 2004, the Company effected a 1-for-3 reverse split of its outstanding shares, and the number of shares available for Award grants under the Plan adjusted pursuant to Section 4.4 of the Plan to 3,333,333 shares. Under Section 13.1 of the Plan the Committee, defined in the Plan as the Compensation Committee of the Company’s Board of Directors, is authorized at any time to amend the Plan. The Company’s Board of Directors deemed it advisable that the number of shares available for grant of Awards be increased by an additional 2,000,000 shares, to a total of 5,333,333 shares, and by consent on June 6, 2005, the Board, including the members of the Compensation Committee, approved the amendment and recommended it for approval by the stockholders. On July 19, 2005, the amendment was approved by the Company’s stockholders.

Amendment

The Plan, as amended, is further amended, effective July 19, 2005, by deleting the first sentence of Section 4.1 thereof and substituting in lieu thereof the following sentence:

Subject to adjustment as provided in Section 4.4, effective July 19, 2005 the total number of Shares available for grant of Awards under the Plan shall be five million three hundred thirty three thousand three hundred thirty three (5,333,333) Shares, subject to Awards granted prior to the effective date, all of which may be granted as Incentive Stock Options.

By authority of the Board of Directors

/s/ Dennis J. Stockwell

Dennis J. Stockwell

Secretary

TURBOCHEF TECHNOLOGIES, INC.

THIRD AMENDMENT TO

2003 STOCK INCENTIVE PLAN

Background

TurboChef Technologies, Inc. (the “Company”) adopted its 2003 Stock Incentive Plan (the “Plan”) on October 29, 2003 and it was approved (as then currently amended) by stockholders of the Company on July 19, 2004. Under Section 13.1 of the Plan the Committee, defined in the Plan as the Compensation Committee of the Company’s Board of Directors, is authorized at any time to amend the Plan. In light of the accounting impact that results from the application of SFAS 123R to modifications of Awards, such as could be deemed to occur if Awards are electively adjusted in connection with restructuring events, the Committee deemed it in the best interest of the Company to amend the Plan to provide that equitable adjustments under the Plan’s antidilution provision are mandated for restructuring events, and by consent effective on September 11, 2006, the Compensation Committee, approved the amendment.

Amendment

The Plan, as amended, is further amended, effective September 11, 2006, by deleting Section 4.4 thereof and substituting in lieu thereof the following new Section 4.4:

4.4       Adjustment of Shares. In the event of a corporate transaction involving the Company (including, without limitation, any stock split, recapitalization, reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), merger, consolidation, separation, including a spin-off, other distribution of stock or property of the Company, or any partial or complete liquidation of the Company), the Committee shall make equitable adjustments to prevent dilution or enlargement of rights, including but not limited to adjustment in the number and class of Shares which may be delivered under the Plan, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and any other adjustments as the Committee determines to be equitable; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards of whole Shares. Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock

Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

By authority of the Compensation Committee of the Board of Directors

/s/ Dennis J. Stockwell

Dennis J. Stockwell

Secretary

TURBOCHEF TECHNOLOGIES, INC.

FOURTH AMENDMENT TO

2003 STOCK INCENTIVE PLAN

Background

TurboChef Technologies, Inc. (the “Company”) adopted its 2003 Stock Incentive Plan (the “Plan”) on October 29, 2003. Under Section 13.1 of the Plan the Committee is authorized at any time to amend the Plan. The Committee recognizes that the use of the closing price of stock on the day of an award, for shares traded on an exchange or with trades reported, is more widely accepted as the measure of fair market value for option pricing, compensation charge accounting and tax withholding determinations. While the Plan document uses a definition of Fair Market Value as the closing price on the last trading day before an award, the Committee believes it is in the best interests of the Company to adopt the more widely accepted measure, and the Committee approved the following amendment on March 14, 2008.

Amendment

The 2003 Stock Incentive Plan is hereby amended by modifying the definition of “Fair Market Value” in Section 2.15 thereof by deleting the words “the immediately preceding date” and “the immediately preceding day” everywhere they appear and substituting in lieu thereof the words “such date” and by deleting the words “the next preceding day” everywhere they appear and substituting in lieu thereof the words “the next day”.

This record of action shall be entered into the records of the Company.

By authority of the Compensation Committee of the Board of Directors

/s/ Dennis J. Stockwell

__________________________
Dennis J. Stockwell

Secretary

The Board of Directors recommends a vote FOR proposals (1), (2) and (3).	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of directors 01 Richard E. Perlman, 02 James K. Price, 03, James W. DeYoung, 04 Sir Anthony Jolliffe, 05 J. Thomas Presby, 06 William A. Shutzer and, 07 Raymond H. Welsh:			2.
Approval of an amendment to the Company’s 2003 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for awards under the Plan by an additional 1,666,667 shares:
						FOR ☐	AGAINST ☐	ABSTAIN ☐

	FOR all nominees listed above (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed above.		3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008:	FOR ☐	AGAINST ☐	ABSTAIN ☐
	☐	☐
				4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)
			|		Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 11, 2008, is hereby acknowledged.

___________________________________________
Signature

_____________________________________
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.					Signature
Dated:_________________________________, 2008

Please sign exactly as name appears hereon, including any official position or representative capacity.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
▲ FOLD AND DETACH HERE ▲

TURBOCHEF TECHNOLOGIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT FIVE CONCOURSE PARKWAY, SUITE 114 , ATLANTA, GEORGIA 30328,
ON JULY 18, 2008, AT 1:00 PM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints James K. Price and Richard E. Perlman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Stockholders of TurboChef Technologies, Inc. to be held on the 18th day of July, 2008, and at any postponements or adjournments thereof, and to vote all of the shares of TurboChef Technologies, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as marked on the reverse side hereof.

      This Proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated in the boxes provided, the persons named herein intend to vote FOR each proposal listed on the reverse side hereof.

     A majority of said attorneys and proxies present and acting at the meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to certain matters that may properly come before the meeting.

(Continued and to be marked, signed and dated on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
▲ FOLD AND DETACH HERE ▲

Back to top